The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424b2
 Registration No. 333-258291
Subject to Completion
Preliminary Prospectus Supplement dated July 30, 2021
PROSPECTUS SUPPLEMENT
(To prospectus dated July 30, 2021)
United Rentals (North America), Inc.
$750,000,000    % Senior Notes due 2032

We are offering $750,000,000 of    % Senior Notes due 2032, which we refer to as the “notes.” We will pay interest on the notes semi-annually in cash in arrears on January 15 and July 15 of each year. The first such interest payment for the notes will be made on January 15, 2022. The notes will mature on January 15, 2032.
We may redeem some or all of the notes on or after July 15, 2026, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. We also may redeem some or all of the notes at any time prior to July 15, 2026, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to July 30, 2024, we may redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to    % of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to the redemption date.
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness, effectively junior to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. Our obligations under the notes will be guaranteed on a senior unsecured basis by our parent company, United Rentals, Inc. and, subject to limited exceptions, our current and future domestic subsidiaries. The guarantees will rank equally in right of payment with all of the guarantors’ existing and future senior indebtedness, effectively junior to any existing and future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness and senior in right of payment to any existing and future subordinated indebtedness of the guarantors. Our foreign subsidiaries will not be guarantors.
The notes will be issued only in registered form in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
For a more detailed description of the notes, see “Description of the Notes.” The notes offered by this prospectus supplement will not be listed on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein.
	Public Offering Price(1)		Underwriting Discount and Commissions		Proceeds, before expenses, to us(1)
Per % Senior Note due 2032		%		%		%
Total	$		$		$

(1)
Plus accrued interest from August           , 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about August           , 2021.

Joint Book-Running Managers
Morgan Stanley	BofA Securities	Wells Fargo Securities
Citigroup	Scotiabank	MUFG
Barclays	Deutsche Bank Securities	J.P. Morgan
Co-Managers
Truist Securities	TD Securities	PNC Capital Markets LLC

The date of this prospectus supplement is July           , 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Unless otherwise indicated or the context otherwise requires, (1) the term “URNA” refers to United Rentals (North America), Inc., the issuer of the notes, and not to its parent or any of its subsidiaries, (2) the term “Holdings” refers to United Rentals, Inc., the parent of URNA and a guarantor of the notes, and not to any of its subsidiaries, and (3) the terms “United Rentals,” “we,” “us,” “our,” “our company” or “the Company” refer to Holdings and its subsidiaries.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public, free of charge, through the SEC’s Internet website at http://www.sec.gov.
We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet website listed above.
EXTENDED SETTLEMENT
We expect that delivery of the notes will be made against payment therefor on or about August    , 2021, which will be the tenth business day following the date of pricing of the notes, or “T+10.” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

S-ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement.
We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on January 27, 2021 (our “Annual Report”);

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 28, 2021;

(3)
Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on July 28, 2021 (our “June 30, 2021 Quarterly Report”);

(4)
Current Reports on Form 8-K filed on April 16, 2021 (Item 1.01 only), May 7, 2021, May 25, 2021, June 25, 2021 and July 2, 2021; and

(5)
All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until we sell all of the securities that may be offered by this prospectus supplement.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.
Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following:
•
the cyclical nature of our business, which is highly sensitive to North American construction and industrial activities; if construction or industrial activity decline, our revenues and, because many of our costs are fixed, our profitability may be adversely affected;

•
uncertainty regarding emerging variant strains of the coronavirus (COVID-19), and regarding the length of time it will take for the COVID-19 pandemic to subside, including the time it will take for vaccines to be broadly distributed and accepted in the United States and the rest of the world, and the effectiveness of such vaccines in slowing or stopping the spread of COVID-19 and mitigating the economic effects of the pandemic;

•
the impact of the COVID-19 pandemic on global economic conditions, including the impact of the various measures that have been implemented to protect public health, many of which reduced, and could in the future again reduce, demand for equipment rentals;

S-iii

•
the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as COVID-19, on us, our customers and our suppliers, in the United States and the rest of the world;

•
rates we charge and time utilization we achieve being less than anticipated (including as a result of COVID-19);

•
excess fleet in the equipment rental industry, including as a result of reduced demand for fleet due to the impacts of COVID-19 on our customers;

•
inability to benefit from government spending, including spending associated with infrastructure projects;

•
trends in oil and natural gas could adversely affect the demand for our services and products;

•
competition from existing and new competitors;

•
our significant indebtedness (which totaled $10.2 billion carrying value at June 30, 2021, on both an actual basis and on the adjusted basis described under “Use of Proceeds”) requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions;

•
inability to refinance our indebtedness on terms that are favorable to us (including as a result of volatility and uncertainty in capital markets due to COVID-19), or at all;

•
incurrence of additional debt, which could exacerbate the risks associated with our current level of indebtedness;

•
noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating the agreements and requiring us to repay outstanding borrowings;

•
restrictive covenants and amount of borrowings permitted in our debt instruments, which can limit our financial and operational flexibility;

•
inability to access the capital that our businesses or growth plans may require (including as a result of uncertainty in capital or other financial markets due to COVID-19);

•
the possibility that companies that we have acquired or may acquire could have undiscovered liabilities or involve other unexpected costs, may strain our management capabilities or may be difficult to integrate;

•
incurrence of impairment charges;

•
fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated (for example, due to COVID-19);

•
our charter provisions as well as provisions of certain debt agreements and our significant indebtedness may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

•
inability to manage credit risk adequately or to collect on contracts with a large number of customers;

•
turnover in our management team and inability to attract and retain key personnel, as well as loss, absenteeism or the inability of employees to work or perform key functions in light of public health crises or epidemics (including COVID-19);

•
costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned;

•
inability to obtain equipment and other supplies for our business from our key suppliers on acceptable terms or at all, as a result of supply chain disruptions, insolvency, financial difficulties or other factors;

•
increases in our maintenance and replacement costs and/or decreases in the residual value of our equipment;

•
inability to sell our new or used fleet in the amounts, or at the prices, we expect;

S-iv

•
risks related to security breaches, cybersecurity attacks, failure to protect personal information, compliance with data protection laws and other significant disruptions in our information technology systems;

•
risks related to climate change and climate change regulation;

•
the fact that our holding company structure requires us to depend in part on distributions from subsidiaries and such distributions could be limited by contractual or legal restrictions;

•
shortfalls in our insurance coverage;

•
increases in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves;

•
incurrence of additional expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters;

•
the costs of complying with environmental, safety and foreign laws and regulations, as well as other risks associated with non-U.S. operations, including currency exchange risk, and tariffs;

•
the outcome or other potential consequences of regulatory matters and commercial litigation;

•
labor disputes, work stoppages or other labor difficulties, which may impact our productivity, and potential enactment of new legislation or other changes in law affecting our labor relations or operations generally;

•
the effect of changes in tax law; and

•
other factors discussed in the section titled “Risk Factors” of this prospectus supplement and the section titled “Item 1A—Risk Factors” and elsewhere in our Annual Report.

For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.
INDUSTRY AND MARKET DATA
We obtained the industry, market and competitive position data used throughout this prospectus supplement and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

S-v

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all the information you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial data and related notes, before making an investment decision.
Our Company
United Rentals is the largest equipment rental company in the world, with an integrated network of 1,332 rental locations as of June 30, 2021. We primarily operate in the United States and Canada, and have a limited presence in Europe, Australia and New Zealand. In 2020 and the six months ended June 30, 2021, we generated total revenue of $8.5 billion and $4.3 billion, including $7.1 billion and $3.6 billion of equipment rental revenue, respectively.
As of June 30, 2021, our fleet of rental equipment included approximately 745,000 units. The total original equipment cost of our fleet (“OEC”), based on the initial consideration paid, was $15.1 billion as of June 30, 2021. The fleet includes:
•
General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment. In 2020, general construction and industrial equipment accounted for approximately 43 percent of our equipment rental revenue;

•
Aerial work platforms, such as boom lifts and scissor lifts. In 2020, aerial work platforms accounted for approximately 27 percent of our equipment rental revenue;

•
General tools and light equipment, such as pressure washers, water pumps and power tools. In 2020, general tools and light equipment accounted for approximately 8 percent of our equipment rental revenue;

•
Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2020, trench safety equipment accounted for approximately 6 percent of our equipment rental revenue;

•
Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2020, power and HVAC equipment accounted for approximately 9 percent of our equipment rental revenue;

•
Fluid solutions equipment, primarily used for fluid containment, transfer and treatment. In 2020, fluid solutions equipment accounted for approximately 7 percent of our equipment rental revenue; and

•
Mobile storage equipment and modular office space. These products were introduced following our May 2021 acquisition of General Finance Corporation (“General Finance”).

In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.
Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

Business Strategy
For the past several years, we have executed a strategy focused on improving the profitability of our core equipment rental business through revenue growth, margin expansion and operational efficiencies. In particular, we have focused on customer segmentation, customer service differentiation, rate management, fleet management and operational efficiency. Our general strategy focuses on profitability and return on invested capital, and, in particular, calls for:
•
A consistently superior standard of service to customers, often provided through a single lead contact who can coordinate the cross-selling of the various services we offer throughout our network. We utilize a proprietary software application, Total Control®, which provides our key customers with a single in-house software application that enables them to monitor and manage all their equipment needs. Total Control® is a unique customer offering that enables us to develop strong, long-term relationships with our larger customers. Our digital capabilities, including our Total Control® platform, allow our sales teams to provide contactless end-to-end customer service;

•
The further optimization of our customer mix and fleet mix, with a dual objective: to enhance our performance in serving our current customer base, and to focus on the accounts and customer types that are best suited to our strategy for profitable growth. We believe these efforts will lead to even better service of our target accounts, primarily large construction and industrial customers, as well as select local contractors. Our fleet team’s analyses are aligned with these objectives to identify trends in equipment categories and define action plans that can generate improved returns;

•
A continued focus on “Lean” management techniques, including kaizen processes focused on continuous improvement. We continue to implement Lean kaizen processes across our branch network, with the objectives of: reducing the cycle time associated with renting our equipment to customers; improving invoice accuracy and service quality; reducing the elapsed time for equipment pickup and delivery; and improving the effectiveness and efficiency of our repair and maintenance operations;

•
The continued expansion of our specialty footprint, as well as our tools and onsite services offerings, and the cross-selling of these services throughout our network. We believe that the expansion of our specialty business, as exhibited by our recent acquisition of General Finance, as well as our tools and onsite services offerings, will further position us as a single source provider of total jobsite solutions through our extensive product and service resources and technology offerings; and

•
The pursuit of strategic acquisitions to continue to expand our core equipment rental business. Strategic acquisitions allow us to invest our capital to expand our business, further driving our ability to accomplish our strategic goals.

Competitive Advantages
We believe that we benefit from the following competitive advantages:
Large and Diverse Rental Fleet.   Our large and diverse fleet allows us to serve large customers that require substantial quantities and/or wide varieties of equipment. We believe our ability to serve such customers should allow us to improve our performance and enhance our market leadership position.
We manage our rental fleet, which is the largest and most comprehensive in the industry, utilizing a life-cycle approach that focuses on satisfying customer demand and optimizing utilization levels. As part of this life-cycle approach, we closely monitor repair and maintenance expense and can anticipate, based on our extensive experience with a large and diverse fleet, the optimum time to dispose of an asset. Our fleet age, which is calculated on an OEC weighted basis, was 55.1 months as of June 30, 2021.
Significant Purchasing Power.   We purchase large amounts of equipment, contractor supplies and other items, which enables us to negotiate favorable pricing, warranty and other terms with our vendors.
National Account Program.   Our national account sales force is dedicated to establishing and expanding relationships with large companies, particularly those with a national or multi regional presence. National accounts are generally defined as customers with potential annual equipment rental spend of at least $500,000 or customers doing business in multiple states. We offer our national account customers the benefits of a consistent level of service across North America, a wide selection of equipment and a single point of contact for all their equipment needs. National accounts are a subset of key accounts, which are our accounts that are managed by a single point of contact. Establishing a single point of contact for our key accounts helps us provide customer service management that is more consistent and satisfactory. During the year ended December 31, 2020, 44 percent of our equipment rental revenue was derived from national accounts, and 74 percent of our equipment rental revenue was derived from accounts, including national accounts and other key accounts, that are managed by a single point of contact.
Operating Efficiencies.   We benefit from the following operating efficiencies:
•
Equipment Sharing Among Branches.   Each branch within a region can access equipment located elsewhere in the region. This fleet sharing increases equipment utilization because equipment that is idle at one branch can be marketed and rented through other branches. Additionally, fleet sharing allows us to be more disciplined with our capital spend.

•
Customer Care Center.   We have a Customer Care Center (the “CCC”) in Charlotte, North Carolina that handles all telephone calls to our customer service telephone line, 1-800-UR-RENTS. The CCC handles many of the 1-800-UR-RENTS telephone calls without having to route them to individual branches, and allows us to provide a more uniform quality experience to customers, manage fleet sharing more effectively and free up branch employee time.

•
Consolidation of Common Functions.   We reduce costs through the consolidation of functions that are common to our branches, such as accounts payable, payroll, benefits and risk management, information technology and credit and collection.

Our information technology systems, some of which are proprietary and some of which are licensed, support our operations. Our information technology infrastructure facilitates our ability to make rapid and informed decisions, respond quickly to changing market conditions and share rental equipment among branches. We have an in-house team of information technology specialists that supports our systems.
Our information technology systems are accessible to management, branch and call center personnel. Leveraging information technology to achieve greater efficiencies and improve customer service is a critical element of our strategy. Each branch is equipped with one or more workstations that are electronically linked to our other locations and to our data center. Rental transactions can be entered at these workstations, or through various mobile applications, to be processed on a real-time basis.
Our information technology systems:
•
enable branch personnel to (i) determine equipment availability, (ii) access all equipment within a geographic region and arrange for equipment to be delivered from anywhere in the region directly to the customer, (iii) monitor business activity on a real-time basis and (iv) obtain customized reports on a wide range of operating and financial data, including equipment utilization, rental rate trends, maintenance histories and customer transaction histories;

•
allow our mobile sales and service team members to support our customers efficiently while in the field;

•
permit customers to access their accounts online; and

•
allow management to obtain a wide range of operational and financial data.

We have a fully functional back-up facility designed to enable business continuity for our core rental and financial systems in the event that our main computer facility becomes inoperative. This back-up facility also allows us to perform system upgrades and maintenance without interfering with the normal ongoing operation of our information technology systems.
Strong Brand Recognition.   As the largest equipment rental company in the world, we have strong brand recognition, which helps us attract new customers and build customer loyalty.
Geographic and Customer Diversity.   As of June 30, 2021, we had 1,332 rental locations. We primarily operate in the United States and Canada, and have a limited presence in Europe, Australia and New Zealand. Our North American network operates in 49 U.S. states and every Canadian province, and serves 99 of the

100 largest metropolitan areas in the U.S. The acquisition of BakerCorp International Holdings, Inc. (“BakerCorp”) added 11 European locations in France, Germany, the United Kingdom and the Netherlands to our branch network, and the General Finance acquisition added 28 locations in Australia and 18 locations in New Zealand. We believe that our geographic and customer diversity provides us with many advantages including:
•
enabling us to better serve national account customers with multiple locations;

•
helping us achieve favorable resale prices by allowing us to access used equipment resale markets across North America; and

•
reducing our dependence on any particular customer.

Strong and Motivated Branch Management.   Each of our full-service branches has a manager who is supervised by a district manager. We believe that our managers are among the most knowledgeable and experienced in the industry, and we empower them, within budgetary guidelines, to make day-to-day decisions concerning branch matters. Each regional office has a management team that monitors branch, district and regional performance with extensive systems and controls, including performance benchmarks and detailed monthly operating reviews.
Risk Management and Safety Programs.   Our risk management department is staffed by experienced professionals directing the procurement of insurance, managing claims made against the Company, and developing loss prevention programs to address workplace safety, driver safety and customer safety. The department’s primary focus is on the protection of our employees and assets, as well as protecting the Company from liability for accidental loss.

THE OFFERING OF THE NOTES
Issuer
United Rentals (North America), Inc.
Notes Offered
$750,000,000 aggregate principal amount of    % Senior Notes due 2032.
Maturity
January 15, 2032.
Interest
     % per annum, payable semi-annually in cash in arrears on January 15 and July 15, starting on January 15, 2022. Interest will accrue from August   , 2021.
Ranking
The notes will be senior unsecured obligations of URNA and will rank equally in right of payment with all of URNA’s existing and future senior indebtedness, effectively junior to any of URNA’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of URNA’s existing and future subordinated indebtedness.
As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the notes and guarantees, expected borrowings of approximately $286 million under URNA’s senior secured asset-based revolving credit facility (the “ABL Facility”), and the assumed application of the net proceeds therefrom as described under “Use of Proceeds,” the notes would have ranked:
•
equally in right of payment with approximately $5.3 billion principal amount of URNA’s other senior unsecured obligations, including:

•
$1.0 billion principal amount of 5 1∕2% Senior Notes due 2027,

•
$1.7 billion principal amount of 4 7∕8% Senior Notes due 2028,

•
$750 million principal amount of 5 1∕4% Senior Notes due 2030,

•
$750 million principal amount of 4% Senior Notes due 2030, and

•
$1.1 billion principal amount of 3 7∕8% Senior Notes due 2031.

•
effectively junior to approximately $3.4 billion principal amount of URNA’s secured obligations, comprised of:

•
$1.6 billion of URNA’s outstanding borrowings under our ABL Facility (excluding $2.1 billion of additional borrowing capacity, net of outstanding letters of credit of $64 million),

•
$973 million principal amount of URNA’s borrowings under its senior secured term loan credit facility (the “Term Loan Facility”),

•
$750 million principal amount of 3 7∕8% Senior Secured Notes due 2027,

•
$119 million in finance leases,

•
URNA’s guarantee obligations in respect of $7 million of finance leases of the subsidiary guarantors, and

•
effectively junior to:

•
$794 million of outstanding borrowings by URNA’s special purpose vehicle in connection with the accounts receivable securitization facility,

•
$2 million of outstanding borrowings under our ABL Facility by URNA’s subsidiaries that are not guarantors, and

•
$11 million of finance leases of URNA’s subsidiaries that are not guarantors.

Most of URNA’s U.S. receivable assets have been sold to a special purpose vehicle in connection with the accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility). See “Capitalization.”
Guarantees
The notes will be guaranteed on a senior unsecured basis by Holdings and, subject to limited exceptions (including exceptions for the U.S. special purpose vehicle that holds receivable assets relating to URNA’s accounts receivable securitization facility, captive insurance subsidiaries and immaterial subsidiaries), URNA’s current and future domestic subsidiaries. The guarantees will be senior unsecured obligations of the guarantors and will rank equally in right of payment with all of the existing and future senior unsecured indebtedness of the guarantors, effectively junior to any existing and future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness, and senior in right of payment to all existing and future subordinated indebtedness of the guarantors. The notes will not be guaranteed by URNA’s foreign or unrestricted subsidiaries or any foreign subsidiary holding company or any subsidiary of a foreign subsidiary, unless URNA determines otherwise. During any period when the notes are rated investment grade by both S&P Global Ratings (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) or, in certain circumstances, another nationally recognized statistical rating agency selected by URNA, provided at such time no default under the indenture has occurred and is continuing, URNA may request to release the guarantee of any subsidiary guarantor.
As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the notes and guarantees, expected borrowings of approximately $286 million under the ABL Facility, and the assumed application of the net proceeds therefrom as described under “Use of Proceeds,” the guarantees would have ranked:
•
equally in right of payment with approximately $5.3 billion principal amount of the guarantor’s other senior unsecured obligations, including the guarantor’s guarantee obligations in respect of:
•
$1.0 billion principal amount of 5 1∕2% Senior Notes due 2027,

•
$1.7 billion principal amount of 4 7∕8% Senior Notes due 2028,

•
$750 million principal amount of 5 1∕4% Senior Notes due 2030,

•
$750 million principal amount of 4% Senior Notes due 2030, and

•
$1.1 billion principal amount of 3 7∕8% Senior Notes due 2031.

•
effectively junior to approximately $3.4 billion principal amount of the guarantors’ secured obligations, comprised of:

•
the guarantors’ guarantee obligations in respect of $1.6 billion of URNA’s outstanding borrowings under the ABL Facility (excluding $2.1 billion of additional borrowing capacity, net of outstanding letters of credit of $64 million),

•
the guarantor’s guarantee obligations in respect of $973 million principal amount of URNA’s borrowings under the Term Loan Facility,

•
the guarantors’ guarantee obligations in respect of $750 million principal amount of 3 7∕8% Senior Secured Notes due 2027,

•
the guarantors’ guarantee obligations in respect of $119 million in URNA’s finance leases, and

•
$7 million of finance leases of the subsidiary guarantors; and

•
effectively junior to:

•
$794 million of outstanding borrowings by URNA’s special purpose vehicle in connection with the accounts receivable securitization facility,

•
$2 million of outstanding borrowings under our ABL Facility by URNA’s subsidiaries that are not guarantors, and

•
$11 million of finance leases of URNA’s subsidiaries that are not guarantors.

The non-guarantor subsidiaries of URNA accounted for $371 million, or 9%, and $196 million, or 10%, of our adjusted EBITDA for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively. The non-guarantor subsidiaries of URNA accounted for $734 million, or 9%, and $419 million, or 10%, of our total revenues for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively. The non-guarantor subsidiaries of URNA accounted for $3.1 billion, or 16%, of our total assets, and $1.2 billion, or 8%, of our total liabilities, as of June 30, 2021.
Optional Redemption
URNA may, at its option, redeem some or all of the notes at any time on or after July 15, 2026 at the redemption prices listed under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.
At any time prior to July 15, 2026, URNA may redeem some or all of the notes at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.
In addition, at any time on or prior to July 30, 2024, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings, at a price equal to    % of the aggregate principal amount of the notes redeemed plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Notes—Optional Redemption.”
Change of Control
If we experience specific kinds of change of control events, we must offer to repurchase the notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See “Description of the Notes—Change of Control.”
The requirement to make an offer to repurchase the notes upon the occurrence of a change of control will cease to apply during any period when the notes are rated investment grade by both S&P and Moody’s or, in certain circumstances, another rating agency selected by us, provided at such time no default under the indenture has occurred and is continuing. See “Description of the Notes—Certain Covenant—Effectiveness of Covenants.”
Certain Covenants
The indenture governing the notes will contain certain covenants applicable to URNA and its restricted subsidiaries, including limitations on liens and mergers, consolidations and sale of assets. The indenture governing the notes will also contain requirements relating to additional subsidiary guarantors. Each of these covenants is subject to important exceptions and qualifications. In addition, certain of the restrictive covenants will not apply to us during any period when the notes are rated investment grade by both S&P and Moody’s or, in certain circumstances, another rating agency selected by us, provided at such time no default under the indenture has occurred and is continuing. See “Description of the Notes—Certain Covenants” and “Description of the Notes—Consolidation, Merger, Sale of Assets, etc.”
Use of Proceeds
We anticipate that we will receive approximately $743 million in net proceeds from the sale of the notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use these net proceeds, together with borrowings of approximately $286 million under the ABL Facility, to redeem all $1.0 billion principal amount of our 5 7∕8% Senior Notes due 2026 on or after September 15, 2021 at a redemption price of 102.938% plus interest accrued to, but excluding, the date of redemption, and to pay related expenses.
Pending the payment of the redemption price for the 5 7∕8% Senior Notes due 2026, the net proceeds from this offering will be applied to reduce borrowings under the ABL Facility. We expect to then borrow under the ABL Facility to fund the redemption.
For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see “Debt,” note 12 to our consolidated financial statements in our Annual Report and “Debt,” note 9 to our unaudited condensed consolidated financial statements in our June 30, 2021 Quarterly Report, both of which are incorporated by reference herein.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the notes will be evidenced by, and transfers will be effected only through, records maintained by participants in DTC.
No Public Trading Market Listing
The notes are a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice.
We do not intend to apply for listing of the notes on any securities exchange.
Trustee
Wells Fargo Bank, National Association.
Governing Law
The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors
Investing in the notes involves risks. You should carefully consider the information under the section titled “Risk Factors” beginning on page S-15 and all other information contained or incorporated by reference in this prospectus supplement prior to investing in the notes. In particular, we urge you to carefully consider the information set forth in the section titled “Risk Factors,” in “Item 1A—Risk Factors” of our Annual Report for a description of certain risks you should consider before investing in the notes.
Conflicts of Interest
Because, pending the payment of the redemption price for the 5 7∕8% Senior Notes due 2026, we intend to use the net proceeds from this offering to temporarily repay indebtedness owed to the underwriters and certain affiliates of the underwriters who are lenders under the ABL Facility as described under “Use of Proceeds,” there is a “conflict of interest” as that term is defined in the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with FINRA Rule 5121.

Truist Securities, Inc. is assuming the responsibility of acting as the qualified independent underwriter in preparing this prospectus supplement, in pricing the offering and conducting due diligence. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF UNITED RENTALS
The following table sets forth our summary historical financial data for the periods, and as of the dates, indicated. The summary consolidated financial information for the years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 has been derived from our audited consolidated financial statements and the notes to those statements and other information included in our Annual Report, which is incorporated by reference herein. The summary consolidated financial information as of December 31, 2018 has been derived from our audited consolidated financial statements and the notes to those statements and other information included in our Annual Report for the year ended December 31, 2019, which is not incorporated by reference herein. Our consolidated financial statements included in our Annual Report have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein.
The historical data as of and for the six months ended June 30, 2021 has been derived from our unaudited historical consolidated financial statements and the notes to those statements, which have been prepared on a basis consistent with our annual consolidated financial statements and are included in our June 30, 2021 Quarterly Report, which is incorporated by reference herein. The historical data as and for the six months ended June 30, 2020 has been derived from our unaudited historical consolidated financial statements and the notes to those statements, which have been prepared on a basis consistent with our annual consolidated financial statements are included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is not incorporated by reference herein. In the opinion of management, such unaudited financial data reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year or any future period. Our revenues, operating results and financial condition fluctuate from quarter-to-quarter, reflecting the seasonal rental patterns of our customers, with rental activity tending to be lower in the winter.
During the periods reflected in our summary historical financial data, we completed the following acquisitions:
•
in July 2018, we acquired BakerCorp (which had annual revenues of approximately $295 million prior to the acquisition); and

•
in October 2018, we acquired Vander Holding Corporation and its subsidiaries (“BlueLine”) (which had annual revenues of approximately $786 million prior to the acquisition);

•
in May 2021, we acquired General Finance (which had annual revenues of approximately $342 million prior to the acquisition).

The results of operations of BakerCorp, BlueLine and General Finance are reflected in our summary historical financial data since their respective acquisition dates. Additionally, our 2020 and 2021 results reflect the significant impact of COVID-19, although the volume declines were more pronounced in 2020 than 2021, and we have seen recent evidence of recovery across our construction and industrial markets, as well as encouraging gains in end-market indicators.
Our historical financial data is not necessarily indicative of our future performance. Because the data in this table is only a summary and does not provide all of the data contained in our financial statements, the information should be read in conjunction with the sections titled “Use of Proceeds” and “Capitalization” in this prospectus supplement, “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto in our Annual Report and “Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto in our June 30, 2021 Quarterly Report. For more information about how to obtain copies of our Annual Report and our June 30, 2021 Quarterly Report, see “Where You Can Find More Information” on page S-ii of this prospectus supplement.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions)
Income statement data:
Total revenues	$4,344	$4,064	$8,530	$9,351	$8,047
Total cost of revenues	2,755	2,636	5,347	5,681	4,683
Gross profit	1,589	1,428	3,183	3,670	3,364
Selling, general and administrative expenses	551	489	979	1,092	1,038
Merger related costs	3	—	—	1	36
Restructuring charge	1	5	17	18	31
Non-rental depreciation and amortization	181	195	387	407	308
Operating income	853	739	1,800	2,152	1,951
Interest expense, net	199	266	669	648	481
Other expense (income), net	2	(4)	(8)	(10)	(6)
Income before provision for income taxes	652	477	1,139	1,514	1,476
Provision for income taxes	156	92	249	340	380
Net income	$496	$385	$890	$1,174	$1,096
Balance sheet data (as of June 30 or December 31, as applicable):
Total assets	$19,641	$17,900	$17,868	$18,970	$18,133
Total debt	10,160	10,405	9,682	11,428	11,747
Total stockholders’ equity	5,094	3,907	4,545	3,830	3,403
Other financial data:
Adjusted EBITDA(1)	$1,872	$1,814	$3,932	$4,355	$3,863

(1)
EBITDA represents the sum of net income, provision for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the merger related costs, restructuring charge, stock compensation expense, net and the impact of the fair value mark-up of the acquired fleet. These items are excluded from adjusted EBITDA internally when evaluating our operating performance and for strategic planning and forecasting purposes, and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company’s results under U.S. generally accepted accounting principles (“GAAP”) and the accompanying reconciliations, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA help investors gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity.

The table below provides a reconciliation between net income and EBITDA and adjusted EBITDA:
	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions)
Net income	$496	$385	$890	$1,174	$1,096
Provision for income taxes	156	92	249	340	380
Interest expense, net	199	266	669	648	481
Depreciation of rental equipment	760	821	1,601	1,631	1,363
Non-rental depreciation and amortization	181	195	387	407	308
EBITDA	1,792	1,759	3,796	4,200	3,628
Merger related costs(1)	3	—	—	1	36
Restructuring charge(2)	1	5	17	18	31
Stock compensation expense, net(3)	56	28	70	61	102
Impact of the fair value mark-up of acquired fleet(4)	20	22	49	75	66
Adjusted EBITDA	$1,872	$1,814	$3,932	$4,355	$3,863

The table below provides a reconciliation between net cash provided by operating activities and EBITDA and adjusted EBITDA:
	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions)
Net cash provided by operating activities	$1,934	$1,461	$2,658	$3,024	$2,853
Adjustments for items included in net cash provided by operating activities but excluded from the calculation of EBITDA:
Amortization of deferred financing costs and original issue discounts	(6)	(7)	(14)	(15)	(12)
Gain on sales of rental equipment	187	154	332	313	278
Gain on sales of non-rental equipment	4	3	8	6	6
Gain on insurance proceeds from damaged equipment	14	13	40	24	22
Merger related costs(1)	(3)	—	—	(1)	(36)
Restructuring charge(2)	(1)	(5)	(17)	(18)	(31)
Stock compensation expense, net(3)	(56)	(28)	(70)	(61)	(102)
Loss on extinguishment of debt securities and amendment of ABL Facility.	—	—	(183)	(61)	—
Changes in assets and liabilities	(584)	(112)	241	170	124
Cash paid for interest	195	259	483	581	455
Cash paid for income taxes, net	108	21	318	238	71
EBITDA	1,792	1,759	3,796	4,200	3,628
Add back:
Merger related costs(1)	3	—	—	1	36
Restructuring charge(2)	1	5	17	18	31
Stock compensation expense, net(3)	56	28	70	61	102
Impact of the fair value mark-up of acquired fleet(4)	20	22	49	75	66
Adjusted EBITDA	$1,872	$1,814	$3,932	$4,355	$3,863

(1)
We have made a number of acquisitions in the past and may continue to make acquisitions in the future. Merger related costs only include costs associated with major acquisitions completed since 2012 that significantly impacted our operations (the “major acquisitions,” each of which had annual revenues of over $200 million prior to acquisition).

(2)
Primarily reflects severance costs and branch closure charges associated with our restructuring programs. We incur severance costs and branch closure charges in the ordinary course of our business. We only include such costs that are part of a restructuring program as restructuring charges. Since the first such restructuring program was initiated in 2008, we have completed five restructuring programs. We have cumulatively incurred total restructuring charges of $351 million under our restructuring programs.

(3)
Represents non-cash, share-based payments associated with the granting of equity instruments.

(4)
Reflects additional costs recorded in cost of rental equipment sales associated with the fair value mark-up of rental equipment acquired in certain major acquisitions and subsequently sold.

RISK FACTORS
Investing in the notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in the notes. Certain risks related to us and our business are contained in the section titled “Item 1A—Risk Factors” and elsewhere in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus (and in any of our annual or quarterly reports for a subsequent year or quarter that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” on page S-ii of this prospectus supplement and in the accompanying prospectus for information about how to obtain a copy of these documents. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the notes could decline substantially.
Risks Relating to Our Indebtedness
Our significant indebtedness exposes us to various risks.
As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the notes and guarantees, expected borrowings of approximately $286 million under the ABL Facility, and the assumed application of the net proceeds therefrom as described under “Use of Proceeds,” our total indebtedness was $10.2 billion ($10.3 billion principal amount). Our significant indebtedness (and any additional indebtedness we may incur in the future) could adversely affect our business, results of operations and financial condition in a number of ways by, among other things:
•
increasing our vulnerability to, and limiting our flexibility to plan for, or react to, adverse economic, industry or competitive developments;

•
making it more difficult to pay or refinance our debts as they become due during periods of adverse economic, financial market or industry conditions;

•
requiring us to devote a substantial portion of our cash flow to debt service, reducing the funds available for other purposes, including funding working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes, or otherwise constraining our financial flexibility;

•
restricting our ability to move operating cash flows to Holdings. URNA’s payment capacity is restricted under the covenants in our ABL Facility, our Term Loan Facility and the indentures governing URNA’s outstanding indebtedness;

•
affecting our ability to obtain additional financing for working capital, acquisitions or other purposes, particularly since substantially all of our assets are subject to security interests relating to existing indebtedness;

•
decreasing our profitability or cash flow;

•
causing us to be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

•
causing us to be disadvantaged compared to competitors with less debt and lower debt service requirements;

•
resulting in a downgrade in our credit rating or the credit ratings of any of the indebtedness of our subsidiaries, which could increase the cost of further borrowings;

•
requiring our debt to become due and payable upon a change in control; and

•
limiting our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations. As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the notes and guarantees, expected borrowings of approximately $286 million under the ABL Facility, and the assumed application of the net proceeds therefrom, as described under “Use of Proceeds,” we had $3.3 billion of indebtedness that bears interest at variable rates, representing 33% of our total indebtedness.
To service our indebtedness, including the notes, we will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control.
We depend on cash on hand and cash flows from operations to make scheduled debt payments. To a significant extent, our ability to do so is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to generate sufficient cash flow from operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are unable to service our indebtedness and fund our operations, we will have to adopt an alternative strategy that may include:
•
reducing or delaying capital expenditures;

•
limiting our growth;

•
seeking additional capital;

•
selling assets; or

•
restructuring or refinancing our indebtedness.

Even if we adopt an alternative strategy, the strategy may not be successful and we may continue to be unable to service our indebtedness and fund our operations.
We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness, including the notes, could materially and adversely affect our liquidity and our ongoing results of operations.
Our ability to refinance indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants and further restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition and cash flows, and make us vulnerable to adverse industry and general economic conditions.
We may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on our indebtedness, including the notes, when due, which could further exacerbate the risks associated with our current level of indebtedness.
Despite our indebtedness level, we may be able to incur substantially more indebtedness in the future and such indebtedness may be secured indebtedness. The terms of the indenture governing the notes will not prohibit us from incurring unsecured debt and the limitations on incurring secured debt are subject to important limitations, qualifications and exceptions. The indentures or agreements governing our current indebtedness permit us to recapitalize our debt or take a number of other actions, any of which could diminish our ability to make payments on our indebtedness when due and further exacerbate the risks associated with our current level of indebtedness. If new debt is added to our or any of our existing and future subsidiaries’ current debt, the related risks that we now face could intensify, the ratings of the notes could be adversely affected, and we may not be able to meet all our debt obligations, including repayment of the notes in whole or in part. If we incur any additional secured debt, it will be effectively senior to the notes to the extent of the value of the assets securing such debt and if we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our business.
If we are unable to satisfy the financial covenant or comply with other covenants in certain of our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.
We rely on our ABL Facility and accounts receivable securitization facility to provide liquidity for our business, including to fund capital expenditures, acquisitions, operating expenses and other liquidity needs. The only financial covenant that currently exists under the ABL Facility is the fixed charge coverage ratio. Subject to certain limited exceptions specified in the ABL Facility, the fixed charge coverage ratio covenant under the ABL Facility will only apply in the future if specified availability under the ABL Facility falls below 10 percent of the maximum revolver amount under the ABL Facility. When certain conditions are met, cash and cash equivalents and borrowing base collateral in excess of the ABL Facility size may be included when calculating specified availability under the ABL Facility. As of June 30, 2021, specified availability under the ABL Facility exceeded the required threshold and, as a result, this financial covenant was inapplicable. Under our accounts receivable securitization facility, we are required, among other things, to maintain certain financial tests relating to: (i) the default ratio, (ii) the delinquency ratio, (iii) the dilution ratio and (iv) days sales outstanding. The accounts receivable securitization facility also requires us to comply with the fixed charge coverage ratio under the ABL Facility, to the extent the ratio is applicable under the ABL Facility. If we are unable to satisfy the financial covenant under the ABL Facility or the financial tests under the accounts receivable securitization facility or comply with any of the other relevant covenants under the applicable agreement, the lenders could elect to terminate the ABL Facility and/or the accounts receivable securitization facility and require us to repay outstanding borrowings. In such event, unless we are able to refinance the indebtedness coming due and replace the ABL Facility and/or the accounts receivable securitization facility, we would likely not have sufficient liquidity for our business needs and would be forced to adopt an alternative strategy as described above. Even if we adopt an alternative strategy, the strategy may not be successful and we may not have sufficient liquidity to service our debt and fund our operations. Future debt arrangements we enter into may contain similar provisions.
Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial and operational flexibility.
In addition to the financial covenant and other financial tests, various other covenants in the ABL Facility, Term Loan Facility, accounts receivable securitization facility and the other agreements governing our debt impose significant operating and financial restrictions on us and our restricted subsidiaries. Such covenants include, among other things, limitations on: (i) liens; (ii) indebtedness; (iii) mergers, consolidations and acquisitions; (iv) sales, transfers and other dispositions of assets; (v) loans and other investments; (vi) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (vii) dividends, other payments and other matters affecting subsidiaries; (viii) transactions with affiliates; and (ix) issuances of preferred stock of certain subsidiaries. Future debt agreements we enter into may include similar provisions.
These restrictions may also make more difficult or discourage a takeover of us, whether favored or opposed by our management and/or our Board of Directors.
Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot guarantee that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.
A breach of any of the covenants or restrictions contained in these agreements could result in an event of default. Such a default could allow our debt holders to accelerate repayment of the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding under these agreements to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the notes.

The indenture governing the notes will contain negative covenants that provide limited protection.
The indenture governing the notes will contain limited covenants that restrict our ability and the ability of our restricted subsidiaries to incur liens on our assets and enter into certain mergers with or into, or sell substantially all of our assets to, another person. The covenants for the notes do not include limitations on indebtedness, dividends, share buybacks, investments and other restricted payments, asset sales and the use of proceeds therefrom, affiliate transactions and certain other covenants that are included in our existing debt. As a result, the notes will not prevent us from taking a number of actions that may increase risk from the perspective of noteholders. In addition, breaches of covenants under our existing debt will only result in a default under the notes if the holders or lenders of that debt accelerate repayment of such debt. The limited covenants in the notes also contain exceptions that will allow us and our subsidiaries to incur significant amounts of additional secured indebtedness. Among other actions, we could increase the size of the ABL Facility significantly, or incur other secured facilities. See “Description of the Notes—Certain Covenants.” In light of these exceptions, holders of the notes may be effectively subordinated to new lenders to the extent of the value of collateral pledged to secure obligations owed to such lenders.
The amount of borrowings permitted under our ABL Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.
The amount of borrowings permitted at any time under our ABL Facility is limited to a periodic borrowing base valuation of the collateral thereunder. As a result, our access to credit under our ABL Facility is potentially subject to significant fluctuations depending on the value of the borrowing base of eligible assets as of any measurement date, as well as certain discretionary rights of the agent in respect of the calculation of such borrowing base value. The inability to borrow under our ABL Facility may adversely affect our liquidity, results of operations and financial position.
We rely on available borrowings under the ABL Facility and the accounts receivable securitization facility for cash to operate our business, which subjects us to market and counterparty risk, some of which is beyond our control.
In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL Facility and the accounts receivable securitization facility. If our access to such financing was unavailable or reduced, or if such financing were to become significantly more expensive for any reason, we may not be able to fund daily operations, which would cause material harm to our business or could affect our ability to operate our business as a going concern. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facilities, we may not be able to access all or a portion of these funds, which could have similar adverse consequences.
Risks Relating to the Notes
We have significant amounts of secured indebtedness outstanding, and may incur more. The notes will be effectively subordinated to URNA’s and each guarantor’s secured indebtedness, in each case to the extent of the value of the assets securing such indebtedness.
The notes will be URNA’s senior unsecured obligations and will be effectively subordinated to all of URNA’s and each guarantor’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness. Our borrowings under the ABL Facility, the Term Loan Facility and our senior secured notes are secured by substantially all of our and the guarantors’ assets. Most of our U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility). The lenders under the ABL Facility, the lenders under the Term Loan Facility, the holders of the secured notes or the holders of other secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the ABL Facility, the Term Loan Facility, the senior secured notes or our other secured indebtedness). The exercise of such remedies may adversely affect our ability to meet our financial obligations under the notes.

As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the notes and guarantees, expected borrowings of approximately $286 million under the ABL Facility, and the assumed application of the net proceeds therefrom as described under “Use of Proceeds,” our total indebtedness was $10.2 billion ($10.3 billion principal amount), of which an aggregate principal amount of $3.4 billion was secured indebtedness or outstanding under finance leases of URNA and the guarantors. At that date, on an as adjusted basis:
•
URNA and the guarantors of the notes had outstanding an aggregate principal amount of $1.6 billion of indebtedness secured by a first-priority lien outstanding and $2.1 billion of borrowing capacity under the ABL Facility (net of outstanding letters of credit of $64 million), subject to, among other things, their maintenance of a sufficient borrowing base under such facility;

•
URNA and the guarantors of the notes had outstanding an aggregate principal amount of $973 million principal amount of indebtedness secured by a first-priority lien outstanding under the Term Loan Facility;

•
URNA and the guarantors of the notes had outstanding an aggregate principal amount of $750 million of indebtedness secured on a second-priority lien basis under URNA’s 3 7∕8% Senior Secured Notes due 2027 (which are guaranteed by the guarantors); and

•
URNA and the guarantors of the notes had outstanding an aggregate of $126 million of indebtedness under finance leases secured by assets that do not constitute collateral under the ABL Facility and URNA’s senior secured notes.

Under the terms of the agreements governing URNA’s debt, URNA may incur significant amounts of additional secured indebtedness.
None of URNA’s foreign subsidiaries, unrestricted subsidiaries (including the U.S. special purpose vehicle which holds receivable assets relating to URNA’s accounts receivable securitization facility), captive insurance subsidiaries, immaterial subsidiaries, subsidiaries that are foreign subsidiary holding companies or subsidiaries of foreign subsidiaries will be guarantors with respect to the notes, unless URNA determines otherwise, therefore, any claims you may have in respect of the notes will be structurally subordinated to the liabilities of those subsidiaries.
None of URNA’s foreign subsidiaries, unrestricted subsidiaries (including the U.S. special purpose vehicle which holds receivable assets relating to URNA’s accounts receivable securitization facility), captive insurance subsidiaries, immaterial subsidiaries, or subsidiaries that are foreign subsidiary holding companies or subsidiaries of foreign subsidiaries will guarantee the notes, unless URNA determines otherwise. If any of such non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of URNA’s non-guarantor subsidiaries. The indenture governing the notes will not prohibit URNA from having subsidiaries that are not guarantors in the future.
The non-guarantor subsidiaries accounted for approximately 9% of our total revenues for the year ended December 31, 2020 and approximately 10% of our total revenues for the six months ended June 30, 2021. As of June 30, 2021, the non-guarantor subsidiaries held approximately 10% of our rental equipment.
The indenture will not limit the incurrence of indebtedness and issuance of preferred stock of or by our subsidiaries. In addition, the indenture will not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indenture.
A portion of our operations is currently conducted through URNA’s subsidiaries and URNA will depend in part on distributions from these subsidiaries in order to pay amounts due on the notes. Certain provisions of law or contractual restrictions could limit distributions from URNA’s subsidiaries.
A portion of our operations is conducted through URNA’s subsidiaries. The effect of this structure is that URNA will depend in part on the earnings of its subsidiaries, and the payment or other distribution to it of these earnings, in order to meet its obligations under the notes and its other debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of URNA’s subsidiaries to make payments or other distributions to it. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.
Holdings’ primary asset is its equity interest in URNA.
The notes will be guaranteed by Holdings. However, substantially all of Holdings’ net worth is attributable to the stock of URNA owned by Holdings and all of its operations are conducted through URNA. Consequently, the Holdings guarantee will not give holders of the notes a claim to significant assets other than those to which they already have a claim as URNA’s direct creditors. Furthermore, substantially all of Holdings’ assets are subject to a security interest in favor of the lenders under the ABL Facility and a security interest in favor of the lenders under the Term Loan Facility, which gives these lenders a first-priority claim to such assets.
A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims.
A guarantee by one of our subsidiary guarantors that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.
In general, federal and state fraudulent transfer laws provide that a guarantee by a subsidiary guarantor can be voided, or claims under a guarantee by a subsidiary guarantor may be subordinated to all other debts of that subsidiary guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:
•
the subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or

•
the subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.
The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

We cannot predict:
•
what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date; or

•
whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

In the event that the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor.
If we experience a change of control during a period when the change of control offer to purchase provisions under the indenture apply, URNA will be required to make an offer to repurchase the notes. However, URNA may be unable to do so due to lack of funds or covenant restrictions.
If we experience a “change of control” (which such term will be defined in the indenture governing the notes) during a period when the change of control offer to purchase provisions under the indenture apply, URNA will be required to make an offer to repurchase all outstanding notes at the applicable percentage of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase. However, URNA may be unable to do so because:
•
URNA might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

•
the agreements governing the ABL Facility would, and other indebtedness may, prohibit URNA from repurchasing the notes, unless we were able to obtain a waiver or refinance such indebtedness.

A failure to make an offer to repurchase the notes upon a change of control would give rise to an event of default under the indenture governing the notes and could result in an acceleration of amounts due thereunder. Any such default and acceleration under the indenture governing the notes could trigger a cross-default under our and URNA’s other indebtedness. In addition, any such default under the indenture governing the notes would trigger a default under the ABL Facility (which could result in the acceleration of all indebtedness under the ABL Facility) and a termination event under our accounts receivable securitization facility. A change of control (as defined in the agreement governing the ABL Facility and the agreement governing the Term Loan Facility), in and of itself, is also an event of default under the agreement governing the ABL Facility and the agreement governing the Term Loan Facility, which would entitle our lenders to accelerate all amounts owing thereunder. In the event of any such acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the notes. In addition, such acceleration could cause a default under the notes.
The offer to purchase provisions under the indenture will not apply during any period when the notes are rated investment grade by both S&P and Moody’s or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the notes to decline significantly and increase our cost of borrowing.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.
Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under the ABL Facility and Term Loan Facility, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the notes or in the assignment of a rating for the notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the notes to decline significantly.
There can be no assurance that the ratings assigned by S&P and Moody’s to the notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.
There may be no public market for the notes.
We do not intend to apply for listing of the notes on any securities exchange or any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and may discontinue any such market-making at any time at their sole discretion. In addition, any market-making activity will be subject to the limits imposed by securities laws. Accordingly, we cannot assure you as to:
•
the liquidity or sustainability of any market for the notes;

•
your ability to sell the notes; or

•
the price at which you would be able to sell your notes.

If a market for the notes does exist, it is possible that you will not be able to sell your notes at a particular time or that the price that you receive when you sell will be favorable. It is also possible that any trading market that does exist for the notes will not be liquid. Future trading prices of the notes will depend on many factors, including:
•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the equipment rental industry generally;

•
the interest of securities dealers in making a market for the notes;

•
prevailing interest rates; and

•
the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the notes exists, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the notes, regardless of our operating performance, financial condition and prospects.
Certain of the covenants that will be contained in the indenture and, if requested by us, the subsidiary guarantees, will not be applicable during any period when the notes are rated investment grade by S&P and Moody’s or, in certain circumstances, another rating agency selected by us.
The covenants that will be contained in the indenture governing the notes requiring us to provide subsidiary guarantees and to make an offer to repurchase the notes upon the occurrence of a change of control will not apply to us during any period when the notes are rated investment grade by both S&P and Moody’s or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain such ratings. Please see “Description of the Notes—Certain Covenants—Effectiveness of Covenants.”
During any period when the notes are rated investment grade by both S&P and Moody’s or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing, we may request to release the guarantee of any subsidiary guarantor. In the event that the guarantee of the notes by a subsidiary guarantor is released, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor. Please see “Description of the Notes—Guarantees.”
Certain actions in respect of defaults taken under the indenture governing the notes by beneficial owners with short positions in excess of their interests in the notes will be disregarded.
By acceptance of the notes, each holder of the notes agrees, in connection with any notice of Event of Default (as defined under “Description of the Notes—Certain Definitions”), notice of acceleration or instruction to the trustee to provide a notice of Event of Default, notice of acceleration or take any other action (a “Noteholder Direction”), to (i) deliver a written representation to us and the trustee that such holder and any of its affiliates acting in concert with it in connection with its investment in the notes (other than screened affiliates) are not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of the Notes—Certain Definitions”) and (ii) provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. These restrictions may impact a holder’s ability to participate in Noteholder Directions if it is unable to make such a representation.

USE OF PROCEEDS
We anticipate that we will receive approximately $743 million in net proceeds from the sale of the notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use the net proceeds from the offering of the notes, along with borrowings of approximately $286 million under the ABL Facility, to redeem all $1.0 billion principal amount of our 5 7∕8% Senior Notes due 2026 on or after September 15, 2021 at a redemption price of 102.938% plus interest accrued to, but excluding, the date of redemption, and to pay related expenses. Pending the payment of the redemption price for the 5 7∕8% Senior Notes due 2026, the net proceeds from this offering will be applied to reduce borrowings under the ABL Facility. We expect to then re-borrow under the ABL Facility to fund the redemption.
As of June 30, 2021, we had $1.3 billion outstanding under the ABL Facility. As of June 30, 2021, the ABL Facility bore interest at a rate of 1.4%. The ABL Facility matures on February 15, 2024. The borrowings under the ABL Facility will be reduced with the net proceeds from the sale of the notes until reborrowed in connection with the redemption of the 5 7∕8% Senior Notes due 2026. For more information regarding our outstanding senior indebtedness, including maturities and applicable interest rates, see “Debt,” note 12 to our consolidated financial statements in our Annual Report and “Debt,” note 9 to our unaudited consolidated financial statements in our June 30, 2021 Quarterly Report, which are incorporated by reference herein.
Affiliates of BofA Securities, Inc. are the agent, U.S. swingline lender, Canadian swingline lender, ROW swingline lender, French swingline lender, ANZ Swingline Lender and letter of credit issuer under the ABL Facility; affiliates of BofA Securities, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are joint lead arrangers and joint bookrunners under the ABL Facility; and affiliates of Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., Truist Securities, Inc., PNC Capital Markets LLC and TD Securities (USA) LLC are Co-Documentation Agents under the ABL Facility. An affiliate of Scotia Capital (USA) Inc. is the administrative agent under our accounts receivable securitization facility. In addition, certain affiliates of each of the underwriters are lenders under the ABL Facility and/or under our accounts receivable securitization facility. As described above, we intend to use the net proceeds from this offering to temporarily repay indebtedness owed to the underwriters and certain affiliates of the underwriters who are lenders under the ABL Facility, and such underwriters (or their affiliates) therefore may receive more than 5% of the net proceeds from this offering through the repayment of such debt, which creates a conflict of interest under FINRA Rule 5121. This offering is therefore being made in compliance with Rule 5121 and Truist Securities, Inc. is assuming the responsibilities of acting as a qualified independent underwriter in preparing this prospectus supplement, in pricing the offering and conducting due diligence. Aside from its relative portion of the underwriting discount set forth on the cover page of this prospectus supplement, Truist Securities, Inc. will not receive any fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Truist Securities, Inc. against liabilities incurred in connection with acting as the qualified independent underwriter, including liabilities under the Securities Act and the Exchange Act. No underwriter having a conflicting interest under Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.
Certain of the underwriters or their affiliates may hold a portion of the 5 7∕8% Senior Notes due 2026 being redeemed. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds of the offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table presents our consolidated cash position and consolidated capitalization as of June 30, 2021: (1) on an actual basis and (2) as adjusted for the issuance of the notes and guarantees, expected borrowings of approximately $286 million under the ABL Facility, and the assumed application of the net proceeds therefrom, as described under “Use of Proceeds.” For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see “Debt,” note 12 to our consolidated financial statements in our Annual Report and “Debt,” note 9 to our unaudited condensed consolidated financial statements in our June 30, 2021 Quarterly Report, both of which are incorporated by reference herein. This table is derived from and should be read in conjunction with our unaudited consolidated financial statements incorporated in this prospectus supplement by reference to our June 30, 2021 Quarterly Report. See “Incorporation of Certain Information by Reference” beginning on page S-iii of this prospectus supplement.
	As of June 30, 2021
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$336	$336
Debt:
Accounts Receivable Securitization Facility expiring 2022(2)	$794	$794
$3.75 billion ABL Facility expiring 2024(3)	1,294	1,580
Term Loan Facility maturing 2025(4)	966	966
5 7∕8% Senior Notes due 2026(5)	999	—
5 1∕2% Senior Notes due 2027(6)	994	994
3 7∕8% Senior Secured Notes due 2027(7)	742	742
4 7∕8% Senior Notes due 2028(8)	1,655	1,655
4 7∕8% Senior Notes due 2028(8)	4	4
5 1∕4% Senior Notes due 2030(9)	743	743
4% Senior Notes due 2030(10)	742	742
3 7∕8% Senior Notes due 2031(11)	1,088	1,088
Notes offered hereby(12)	—	743
Other acquired debt	2	2
Finance leases	137	137
Total debt	10,160	10,190
Total stockholders’ equity(13)	5,094	5,070
Total capitalization	$15,254	$15,260

(1)
The “as adjusted” column is presented for illustrative purposes only.

(2)
As of June 30, 2021, $106 million was available under our accounts receivable securitization facility. The interest rate applicable to the accounts receivable securitization facility was 0.9% as of June 30, 2021. In June 2021, the accounts receivable securitization facility was amended, primarily to increase the facility size and to extend the maturity date which may be further extended on a 364-day basis by mutual agreement with the purchasers under the facility. The size of the facility, which expires on June 24, 2022, was increased to $900 million. Borrowings under the accounts receivable securitization facility are permitted only to the extent that the face amount of the receivables in the collateral pool, net of applicable reserves and other deductions, exceeds the outstanding loans by a specified amount. During the six months ended June 30, 2021, the monthly average principal amount outstanding under our accounts receivable securitization facility was $628 million, and the weighted-average interest rate thereon was 1.3%. The maximum month-end principal amount outstanding under our accounts receivable securitization facility during the six months ended June 30, 2021 was $794 million. As of June 30, 2021, there were $903 million of receivables, net of applicable reserves and other deductions, in the collateral pool.

(3)
As of June 30, 2021, there was $2.1 billion available for borrowing under our ABL Facility, on an as adjusted basis, net of $64 million of letters of credit. The interest rate applicable to the ABL Facility was 1.4% as of June 30, 2021. During the six months ended June 30, 2021, the monthly average principal amount outstanding under the ABL Facility was $892 million, and the weighted-average interest rate thereon was 1.3%. The maximum month-end principal amount outstanding under the ABL Facility during the six months ended June 30, 2021 was $1.7 billion. In June 2021, the ABL Facility was amended, primarily to provide for a separate tranche of revolving commitments in an aggregate principal amount of $175 million U.S. dollars to be available to subsidiaries in Australia and New Zealand acquired as part of the General Finance acquisition. The aggregate amount committed under the ABL Facility remains unchanged. The difference between the carrying value of the facility and the gross outstanding amount of $1.3 billion relates to $8 million of unamortized debt issuance costs.

(4)
We have borrowed the full available amount under the Term Loan Facility. The principal obligation under the Term Loan Facility is required to be repaid in quarterly installments in an aggregate amount equal to 1.0 percent per annum, with the balance due at the maturity of the facility. The average amount of debt outstanding under the Term Loan Facility decreases slightly each quarter due to the requirement to repay a portion of the principal obligation. For the Term Loan Facility, the interest rate was 1.9% as of June 30, 2021 and the weighted-average interest rate during the six months ended June 30, 2021 was 1.9%. The difference between the carrying value of the facility and the gross outstanding amount of $973 million relates to $7 million of unamortized debt issuance costs.

(5)
The difference between the carrying value of the 5 7∕8% Senior Notes due 2026 and the $1.0 billion principal amount of these notes, on an actual basis, relates to $1 million of net unamortized premium and debt issuance costs.

(6)
The difference between the carrying value of the 5 1∕2% Senior Notes due 2027 and the $1.0 billion principal amount of these notes relates to $6 million of net unamortized premium and debt issuance costs.

(7)
The difference between the carrying value of the 3 7∕8% Senior Secured Notes due 2027 and the $750 million principal amount of these notes relates to $8 million of unamortized debt issuance costs.

(8)
The difference between the carrying value of the 4 7∕8% Senior Notes due 2028 and the $1.673 billion principal amount of these notes relates to $14 million of net unamortized premium and debt issuance costs. The 4 7∕8% Senior Notes due 2028 are comprised of two separate notes, a note with $1.669 billion principal amount and a note with $4 million principal amount.

(9)
The difference between the carrying value of the 5 1∕4% Senior Notes due 2030 and the $750 million principal amount of these notes relates to $7 million of unamortized debt issuance costs.

(10)
The difference between the carrying value of the 4% Senior Notes due 2030 and the $750 million principal amount of these notes relates to $8 million of unamortized debt issuance costs.

(11)
The difference between the carrying value of the 3 7∕8% Senior Notes due 2031 and the $1.1 billion principal amount of these notes relates to $12 million of unamortized debt issuance costs.

(12)
The difference between the as adjusted carrying value of the notes offered hereby and the $750 million principal amount of these notes relates to $7 million of anticipated debt issuance costs.

(13)
We expect to recognize a loss of $30 million in interest expense associated with the capitalization reflected above. The loss represents the difference between the net carrying amount and the total purchase price of the redeemed notes. The after tax impact of this loss of $30 million is reflected as a reduction of adjusted stockholders’ equity.

DESCRIPTION OF THE NOTES
We will issue the    % Senior Notes due 2032 (the “Notes”) under an indenture (the “Indenture”), dated as of August           , 2021, among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
The terms of the Notes will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture are available as set forth below under “—Additional Information.”
Certain terms used in this description are defined under the caption “—Certain Definitions.” Defined terms used in this description but not defined under “—Certain Definitions” will have the meanings assigned to them in the Indenture. Unless the context otherwise requires, references to “Notes” include the Notes offered hereby and any Additional Notes (as defined below). In this description, the words “Company,” “we” and “our” refer only to United Rentals (North America), Inc. and not to any of its subsidiaries.
Brief Description of the Notes
The Notes will be:
•
general unsecured obligations of the Company;

•
pari passu in right of payment with all existing and future senior Indebtedness of the Company;

•
effectively junior to all of the Company’s existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness;

•
senior in right of payment to any existing and future Subordinated Indebtedness of the Company; and

•
guaranteed by Holdings and the Subsidiary Guarantors.

The Company’s Subsidiaries, with limited exceptions, are “Restricted Subsidiaries.” As of and for the six months ended June 30, 2021, the Unrestricted Subsidiaries represented 6% of Holdings’ total assets and had immaterial revenue. Under the circumstances described below in the definition of “Unrestricted Subsidiary,” the Company will be permitted to designate certain of its other Subsidiaries as “Unrestricted Subsidiaries.” The Company’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Company’s Unrestricted Subsidiaries will not guarantee the Notes.
As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the Notes and the guarantees (the “Guarantees”), expected borrowings of approximately $286 million under the ABL Credit Agreement and the assumed application of the net proceeds therefrom as described under “Use of Proceeds,” the Notes would have ranked (1) equally in right of payment with approximately $5.3 billion principal amount of our other senior unsecured obligations, including (i) $1.0 billion principal amount of 5 1∕2% Senior Notes due 2027, (ii) $1.7 billion principal amount of 4 7∕8% Senior Notes due 2028, (iii) $750 million principal amount of 5 1∕4% Senior Notes due 2030, (iv) $750 million principal amount of 4% Senior Notes due 2030 and (v) $1.1 billion principal amount of 3 7∕8% Senior Notes due 2031; (2) effectively junior to approximately $3.4 billion principal amount of our secured obligations, comprised of (i) $1.6 billion of URNA’s outstanding borrowings under the ABL Credit Agreement (excluding $2.1 billion of additional borrowing capacity, net of outstanding letters of credit of $64 million), (ii) $973 million principal amount of URNA’s borrowings under the Term Loan Facility, (iii) $750 million principal amount of 3 7∕8% Senior Secured Notes due 2027, (iv) $119 million in finance leases and (v) our guarantee obligations in respect of $7 million of finance leases of our Subsidiary Guarantors; and (3) effectively junior to (i) $794 million of outstanding borrowings by our special purpose vehicle in connection with the Existing Securitization Facility, (ii) $2 million of outstanding borrowings under our ABL Credit Agreement by URNA’s Subsidiaries that are not Guarantors and (iii) $11 million of finance leases of our Subsidiaries that are not Guarantors. Most of our U.S. receivable assets have been sold to our special purpose vehicle in connection with our Existing Securitization Facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility). See “Capitalization.”
Principal, Maturity and Interest
The Company will issue the Notes in this offering in an aggregate principal amount of $750,000,000. The Notes will mature on January 15, 2032. The Company will be permitted to issue additional Notes under the Indenture (the “Additional Notes”). The Notes offered hereby and any Additional Notes will rank equally and be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue at the rate of    % per annum and will be payable semiannually in arrears on January 15 and July 15 of each year, to the holders of record of Notes at the close of business on January 1 and July 1, respectively, immediately preceding such interest payment date, except that the last payment of interest will be made on January 15, 2032, to the holders of record of Notes at the close of business on January 15, 2032. The first interest payment with respect to the Notes will be made on January 15, 2022.
Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the designated corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.
Initial settlement for the Notes will be made in same-day funds. The Notes are expected to trade in the Same-Day Funds Settlement System of The Depository Trust Company (“DTC”) until maturity, and secondary market trading activity for the Notes will therefore settle in same-day funds.
Guarantees
Holdings and the Subsidiary Guarantors will fully and unconditionally guarantee, on a senior unsecured basis, jointly and severally, to each holder of the Notes and the Trustee under the Indenture, the full and prompt performance of the Company’s obligations under the Indenture and such Notes, including the payment of principal of, premium, if any, and interest on the Notes. Subject to limited exceptions (including exceptions for the U.S. special purpose vehicle that holds receivable assets relating to the Company’s accounts receivable securitization facility, captive insurance subsidiaries and immaterial subsidiaries), the Subsidiary Guarantors are the current and future Domestic Restricted Subsidiaries of the Company, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary.
The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Relating to the Notes—A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims.” Each Subsidiary Guarantor that makes a payment under its guarantee of the Notes will be entitled to a contribution from each other Subsidiary Guarantor of the Notes in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the holders of the Notes under any Guarantee; provided, however, that during a Default, the right to receive payment in respect of such right of contribution shall be suspended until the payment in full of all guaranteed obligations under the Indenture.
Each guarantee of the Notes will be:
•
a general unsecured obligation of that Guarantor;

•
pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•
effectively junior to all of that Guarantor’s existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness; and

•
senior in right of payment to any existing and future Subordinated Indebtedness of that Guarantor.

As of June 30, 2021, on an as adjusted basis, after giving effect to the issuance of the Notes and the Guarantees, expected borrowings of approximately $286 million under the ABL Credit Agreement and the assumed application of the net proceeds therefrom as described under “Use of Proceeds,” the Guarantees would have ranked (1) equally in right of payment with approximately $5.3 billion principal amount of our other senior unsecured obligations, including (i) $1.0 billion principal amount of 5 1∕2% Senior Notes due 2027, (ii) $1.7 billion principal amount of 4 7∕8% Senior Notes due 2028, (iii) $750 million principal amount of 5 1∕4% Senior Notes due 2030, (iv) $750 million principal amount of 4% Senior Notes due 2030 and (v) $1.1 billion principal amount of 3 7∕8% Senior Notes due 2031; (2) effectively junior to approximately $3.4 billion principal amount of our secured obligations, comprised of (i) $1.6 billion of URNA’s outstanding borrowings under the ABL Credit Agreement (excluding $2.1 billion of additional borrowing capacity, net of outstanding letters of credit of $64 million), (ii) $973 million principal amount of URNA’s borrowings under the Term Loan Facility, (iii) $750 million principal amount of 3 7∕8% Senior Secured Notes due 2027, (iv) $119 million in finance leases and (v) our guarantee obligations in respect of $7 million of finance leases of our Subsidiary Guarantors; and (3) effectively junior to (i) $794 million of outstanding borrowings by our special purpose vehicle in connection with the Existing Securitization Facility, (ii) $2 million of outstanding borrowings under our ABL Credit Agreement by URNA’s Subsidiaries that are not Guarantors and (iii) $11 million of finance leases of our Subsidiaries that are not Guarantors. See “Capitalization.”
The Subsidiaries that are not Guarantors accounted for $371 million, or 9%, and $196 million, or 10%, of our adjusted EBITDA for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively. The Subsidiaries that are not Guarantors accounted for $734 million, or 9%, and $419 million, or 10%, of our total revenues for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively. The Subsidiaries that are not Guarantors accounted for $3.1 billion, or 16%, of our total assets, and $1.2 billion, or 8%, of our total liabilities, as of June 30, 2021.
The Indenture will not contain limitations on the amount of additional Indebtedness or preferred stock that the Company and its Subsidiaries may incur or issue. The amount of any such Indebtedness or preferred stock could be substantial and, subject to the limitations set forth in the covenants described under “—Certain Covenants—Limitation on Liens,” any such Indebtedness may be secured Indebtedness.
The guarantee of a Subsidiary Guarantor will be released:
(1)
upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is not prohibited by the Indenture;

(2)
upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is not prohibited by the Indenture;

(3)
upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

(4)
upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture;

(5)
if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor under the Indenture as an Unrestricted Subsidiary;

(6)
upon receipt of the consent of holders of the requisite percentage of the Notes set forth under “— Amendments and Waivers”;

(7)
at the Company’s request, during any Suspension Period; or

(8)
(a) if such Subsidiary Guarantor is released from its obligations under Guarantees of payment by the Company of Indebtedness of the Company under the ABL Credit Agreement or (b) at such time as such Subsidiary Guarantor does not have any other Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under “—Certain Covenants—Additional Subsidiary Guarantors.”

Optional Redemption
Except as set forth below, we will not be entitled to redeem the Notes at our option prior to July 15, 2026.
The Notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2026 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:
Year	Redemption Price
2026	%
2027	%
2028	%
2029 and thereafter	100.000%
In addition, at any time, or from time to time, on or prior to July 30, 2024, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40.0% of the principal amount of the Notes at a redemption price equal to    % of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that (1) at least 50.0% of the aggregate principal amount of Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such Equity Offering.
Prior to July 15, 2026, we will be entitled at our option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).
Notwithstanding the foregoing, in connection with any tender offer or Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and we, or any third party making such offer in lieu of us, purchase all of the Notes validly tendered and not validly withdrawn by such holders, we or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase, at a price equal to the price offered to each other holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the applicable date of redemption.
Mandatory Redemption
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice of Redemption
In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made on a pro rata basis (subject to the rules of DTC) unless otherwise required by law or applicable stock exchange requirements; provided, however, that such Notes shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be delivered electronically or mailed by first-class mail to each holder of the Notes to be redeemed at its registered address, at least 10 but not more than 60 days before the redemption date, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the Notes.
Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion. If a redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, we may provide in any notice of redemption for the Notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless we default in the payment of the redemption price.
We may, at our option, elect to redeem the Notes pursuant to more than one type of redemption described under the caption “—Optional Redemption” on a concurrent basis.
Change of Control
Upon the occurrence of a Change of Control after the Issue Date, we shall be obligated to make an offer to purchase all of the then outstanding Notes (a “Change of Control Offer”), on a business day (the “Change of Control Purchase Date”) not more than 60 nor less than 10 days following the delivery to each holder of the Notes of a notice of the Change of Control (a “Change of Control Notice”). The Change of Control Offer shall be at a purchase price in cash (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. We shall be required to purchase all Notes tendered pursuant to the Change of Control Offer and not withdrawn.
In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, deliver the Change of Control Notice to each holder of the Notes, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at the Change of Control Purchase Price, (ii) the date which shall be the Change of Control Purchase Date and (iii) the procedures that holders of the Notes must follow to accept the Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable to a Change of Control Offer and the repurchase of Notes pursuant thereto. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
The use of the term “all or substantially all” in provisions of the Indenture such as clause (b) of the definition of “Change of Control” and under “—Consolidation, Merger, Sale of Assets, etc.” has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of “all or substantially all” of the assets of a person, which uncertainty should be considered by prospective purchasers of Notes.
The provisions under the Indenture set forth above relating to the Company’s obligations to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each holder of the Notes affected thereby. See “—Amendments and Waivers.” We will not be subject to the provisions described under this section during any Suspension Period. See “—Certain Covenants—Effectiveness of Covenants” below for applicability during a Suspension Period.
Certain Covenants
Effectiveness of Covenants.   The Indenture contains covenants including, among others, the covenants described below.
During any period of time that: (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to the covenant described under the heading “—Additional Subsidiary Guarantors” and the provision described under the heading “—Change of Control” (collectively, the “Suspended Covenants”).
In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.
The period of time between the occurrence of a Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event that during the Suspension Period, a transaction is announced or the Company enters into an agreement to effect a transaction, in each case that would result in a Change of Control, and either (a) one or both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating within 60 days following the consummation of such transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies as a result of such transaction) and such Rating Agency announces, publicly confirms or informs the Trustee upon the Company’s written request that the withdrawal or reduction was the result of such transaction, then the Company and its Restricted Subsidiaries will be subject to the provision described under the heading “—Change of Control” under the Indenture with respect to such transaction and the obligations under the provision described under the heading “—Change of Control” will be reinstated until the occurrence of a Suspension Event.

Upon the Reversion Date, the obligation to grant guarantees pursuant to the covenant described under the heading “—Additional Subsidiary Guarantors” will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of the covenant described under the heading “—Additional Subsidiary Guarantors”). In addition, any guarantees that were terminated as described under “—Guarantees” will be required to be reinstated reasonably promptly to the extent such guarantees would otherwise be required to be provided under the Indenture.
Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any subsidiary will be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.
There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.
Limitation on Liens.   The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien (the “Initial Lien”) of any kind (except for Permitted Liens) securing any Indebtedness, unless the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the Notes to the same extent such Subordinated Indebtedness is subordinate to the Notes). Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness secured by a Lien for purposes of, this covenant, in the event that such Lien meets the criteria of more than one type of Permitted Lien, the Company, in its sole discretion, will classify, and may from time to time reclassify, such Lien and only be required to include the amount and type of Indebtedness secured by such Lien in one or a combination of Permitted Liens; provided that Liens securing Indebtedness outstanding on the Issue Date under the ABL Credit Agreement shall be treated as incurred pursuant to clause (b) of the definition of “Permitted Liens.”
Except as provided in the following paragraph with respect to Liens securing Indebtedness denominated in a foreign currency, the amount of any Indebtedness secured by a Lien outstanding as of any date will be:
(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)
the Fair Market Value of such assets at the date of determination; and

(b)
the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Liens securing Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness secured by Liens pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness secured by Liens, or first committed, in the case of revolving credit Indebtedness secured by Liens; provided that (x) the dollar-equivalent principal amount of any such Indebtedness secured by Liens outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction on Liens to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness secured by Liens, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness secured by Liens denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness secured by Liens incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
Additional Subsidiary Guarantors.   The Company will cause each Domestic Restricted Subsidiary, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary, that guarantees any Indebtedness of the Company or any other Restricted Subsidiary incurred pursuant to the ABL Credit Agreement to, within a reasonable time thereafter, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Domestic Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture, subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to guarantee the Notes. This covenant shall not apply to any of the Company’s Subsidiaries that have been properly designated as an Unrestricted Subsidiary.
Reporting Requirements.   For so long as the Notes are outstanding, whether or not the Company is subject to Section 13 (a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) electronically or by mail to all holders of the Notes, as their names and addresses appear in the Note register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).
Consolidation, Merger, Sale of Assets, etc.
The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:
(a)
either:

(i)
if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

(ii)
the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements reasonably satisfactory to the Trustee all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Notes and the Indenture; and
(b)
immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.
Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Notes and the Indenture with the same effect as if such successor had been named as the Company in the Notes and the Indenture and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.
The Indenture will provide that for all purposes of the Indenture and the Notes (including the provision of this covenant and the covenant described in “—Certain Covenants—Limitation on Liens”), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries.
Limited Condition Transactions
When calculating the availability under any basket or ratio under the Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens and the use of proceeds thereof and repayments), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Event of Default)) under the Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event) and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens and the use of proceeds thereof and repayments) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) compliance with such ratio, test or basket (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens and the use of proceeds thereof and repayments) and (b) Consolidated Cash Flow Available for Fixed Charges for purposes of the Senior Secured Indebtedness Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.
For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow Available for Fixed

Charges or Consolidated Net Tangible Assets, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
Certain Compliance Calculations
Notwithstanding anything to the contrary herein with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, any Senior Secured Indebtedness Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), in a single transaction or action or series of related transactions or actions (for the purposes of this paragraph, a “Relevant Transaction”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof and the uses of such proceeds) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such Relevant Transaction.
Events of Default
The following will be “Events of Default” under the Indenture:
(i)
default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);

(ii)
default in the payment of an installment of interest, if any, on any of the Notes, when due and payable, for 30 days;

(iii)
default in the performance of, or breach of, the provisions set forth under “—Consolidation, Merger, Sale of Assets, etc.”;

(iv)
failure to comply with any of its obligations in connection with a Change of Control (other than a default with respect to the failure to purchase the Notes), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 30.0% in aggregate principal amount of the outstanding Notes;

(v)
default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii), (iii) or (iv)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

(x)
to the Company by the Trustee; or

(y)
to the Company and the Trustee by the holders of at least 30.0% in aggregate principal amount of the outstanding Notes;

(vi)
default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary then has outstanding Indebtedness in excess of $200.0 million, in each case, either individually or in the aggregate, and either:

(a)
such Indebtedness is already due and payable in full; or

(b)
such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;
(vii)
one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $200.0 million, in each case, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

(viii)
the entry of a decree or order by a court having jurisdiction in the premises:

(A)
for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law;

(B)
adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(ix)
the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(x)
any of the guarantees of the Notes by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such event continues for 10 business days.

The Indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant entitled “—Certain Covenants—Reporting Requirements” or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture. Any time period in the Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

If an Event of Default (other than those covered by clause (viii) or (ix) above with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary) shall occur and be continuing, the Trustee, acting at the direction of the registered holders of not less than 30.0% in aggregate principal amount of Notes then outstanding, by written notice to the Company specifying the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately; provided that a notice of Event of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Event of Default.
Any notice of Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Event of Default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Event of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Note-holder Direction, provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Note-holder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.
If an Event of Default specified in clause (viii) or (ix) above with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, accrued and unpaid interest, if any, on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.
After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:
(a)
the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(i)
all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii)
all overdue interest on all the Notes;

(iii)
the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

(iv)
to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

(b)
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)
all Events of Default, other than the non-payment of principal of and premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of and premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.
No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 30.0% in aggregate principal amount of the outstanding Notes have made written request to the Trustee, and offered indemnity satisfactory to the Trustee, to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.
During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.
If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall deliver to each holder of the Notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of and premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if the Trustee, in good faith, determines that withholding the notice is in the interest of the holders of the Notes.
The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its and its Restricted Subsidiaries’ obligations under the Indenture and as to any default in such performance.
No Liability for Certain Persons
No director, officer, employee or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the guarantees thereof or the Indenture based on or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance
The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their guarantees of such Notes (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

(2)
the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)
the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)
the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes when:
(i)
either:

(a)
all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all the Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year, or will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Notes to the date of deposit (in the case of the Notes that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)
the Company has paid all other sums payable under the Indenture by the Company; and

(iii)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Amendments and Waivers
From time to time, the Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, modify, waive or supplement the Indenture, the Notes or the Guarantees for certain specified purposes, including:
(i)
to evidence the succession of another person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture and in the Notes or such Guarantor’s Guarantee and to evidence the assumption of obligations under the Indenture and a Guarantee;

(ii)
to add to the covenants of the Company or a Guarantor for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Company or a Guarantor;

(iii)
to secure the Notes or to release or discharge security for the Notes in accordance with the terms of the Indenture providing for security for the Notes;

(iv)
to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(v)
to cure any ambiguity, omission or mistake, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture;

(vi)
to make any change that does not adversely affect the rights of the holders of the Notes;

(vii)
to conform any provision of the Indenture to any provision under the heading “Description of the Notes”;

(viii)
to add Guarantees or release or discharge Guarantees in accordance with the terms of the Indenture;

(ix)
to provide for uncertificated Notes in addition to or in place of certificated Notes;

(x)
to make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes; or

(xi)
to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof.

Other amendments and modifications of the Indenture, the Notes or the Guarantees may be made by the Company and the Trustee with the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes; provided, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:
(i)
reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes;

(ii)
change the currency in which any Notes or any premium, or the interest thereon is payable;

(iii)
reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes;

(iv)
impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(v)
waive a default in payment with respect to the Notes; or

(vi)
reduce or change the rate or time for payment of interest on the Notes.

The Trustee
The Indenture will provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.
We maintain banking and lending relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law
The Indenture and the Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.
Additional Information
Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, CT 06902, Attention: Corporate Secretary.
Book-Entry, Delivery and Form
The Notes will be issued in the form of one or more registered global notes (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.
The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Company that, pursuant to procedures established by it:
(1)
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised the Company that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.
None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(1)
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2)
the Company in its discretion at any time determines not to have all the Notes represented by Global Notes; or

(3)
a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

Any Global Note that is exchangeable as above is exchangeable for Certificated Notes issuable in authorized denominations and registered in such names as DTC shall direct. In connection with any proposed transfer outside the book entry only system, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Same Day Settlement and Payment
The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Certain Definitions
“ABL Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of February 15, 2019, as amended by the Credit Agreement Joinder and Amendment, dated as of March 25, 2021, and the First Amendment, dated as of June 30, 2021, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries, as Guarantors, Bank of America, N.A., as agent, U.S. swingline lender and letter of credit issuer, Bank of America, N.A. (acting through its London branch), as ROW swingline lender, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender, Bank of America Merrill Lynch International, Designated Activity Company, as French swingline lender, and the lenders and other financial institutions party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any credit agreement that has been designated in writing by the Company to the Trustee as the “ABL Credit Agreement” for purposes of the Indenture incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.

“Acquired Indebtedness” means Indebtedness of a person:
(a)
assumed in connection with an Asset Acquisition from such person; or

(b)
existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2026, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, except that if the period from the redemption date to July 15, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.50%.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.
“Applicable Premium” means with respect to any Notes at any redemption date, the greater of
(1)
1.00% of the principal amount of such Notes; and

(2)
the excess of (a) the present value at such redemption date of (i) the redemption price of the Notes on July 15, 2026, set forth in the table appearing above under the caption “—Optional Redemption” plus (ii) all required remaining scheduled interest payments due on such Notes through July 15, 2026 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date, over (b) the principal amount of such Notes on such redemption date.

“Asset Acquisition” means:
(a)
an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, as described under “—Consolidation, Merger, Sale of Assets, etc.”; or

(b)
the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:
(i)
the sum of the products of:

(a)
the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

(b)
the amount of each such principal payment; by

(ii)
the sum of all such principal payments.

“BakerCorp Acquisition” means the acquisition by the Company of BakerCorp International Holdings, Inc. as contemplated by the Agreement and Plan of Merger, dated as of June 30, 2018, by and among Holdings, UR Merger Sub IV Corporation and BakerCorp International Holdings, Inc., as amended from time to time.
“BakerCorp Transactions” means (a) the BakerCorp Acquisition and (b) any other transactions contemplated in connection with the BakerCorp Acquisition and any other financing transactions in connection with the BakerCorp Acquisition.
“Bankruptcy Code” means Title 11, United States Code.
“BlueLine Acquisition” means the acquisition by Holdings of Vander Holding Corporation and its subsidiaries, as contemplated by the Agreement and Plan of Merger, dated as of September 10, 2018 by and among Holdings, UR Merger Sub V Corporation, Vander Holding Corporation and Platinum Equity Advisors, LLC, solely in its capacity as the initial Holder Representative thereunder, as amended from time to time.
“BlueLine Transactions” means (a) the BlueLine Acquisition, (b) the issuance of debt securities in connection with the BlueLine Acquisition and (c) any other transactions contemplated in connection with the BlueLine Acquisition and any other financing transactions in connection with the BlueLine Acquisition.
“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.
“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.
“Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a finance lease under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases, or any other changes in GAAP subsequent to the Issue Date, be considered a Capitalized Lease Obligation for purposes of the Indenture.
“Cash Equivalents” means, at any time:
(a)
any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

(b)
commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by S&P or P-1 by Moody’s;

(c)
any certificate of deposit (or time deposits represented by such certificates of deposit), guaranteed investment certificates or bankers’ acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500.0 million;

(d)
any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

(i)
is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

(ii)
has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e)
investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from S&P or by Moody’s or investments of the types described in clauses (a) through (d) above; and

(f)
investments in funds investing primarily in investments of the types described in clauses (a) through (e) above; provided, that, in the case of any Investment by any Foreign Subsidiary of Holdings, “Cash Equivalents” shall also include: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) (or, in the case of a Foreign Subsidiary organized under the laws of a member state of the European Union, any other sovereign nation (or agency thereof) in the European Union), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to at least “A2” from S&P and at least “P2”from Moody’s, (B) investments of the type and maturity described in clauses (a) through (f) above of non-U.S. obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable non-U.S. rating agencies and (C) shares of money market mutual or similar funds substantially all of the assets of which are invested in assets otherwise satisfying the requirements of this definition (including this paragraph).

“Change of Control” means the occurrence of any of the following events:
(a)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

(b)
the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

(i)
the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

(ii)
immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total Voting Stock of the surviving or transferee corporation; or

(c)
the Company is liquidated or dissolved or adopts a plan of liquidation.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the redemption date to July 15, 2026 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2026.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:
(i)
the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a)
Consolidated Net Income;

(b)
Consolidated Non-cash Charges;

(c)
Consolidated Interest Expense;

(d)
Consolidated Income Tax Expense;

(e)
any fees, expenses or charges related to the Transactions, the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(f)
the amount of any restructuring charges or reserves, retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures; and

(g)
the amount of net cost savings and synergies expected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, and (B) such actions have been taken or are to be taken within 24 months after the date of determination to take such action; less

(h)
(x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:
(1)
all intercompany items between the Company and any Restricted Subsidiary; and

(2)
all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Income Tax Expense” means, with respect to any person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any person for any period, without duplication, the sum of:
(i)
the interest expense, net of any interest income, of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)
any amortization of debt discount;

(b)
the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

(c)
the interest portion of any deferred payment obligation;

(d)
all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities; and

(e)
all accrued interest; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(i)
any extraordinary, unusual, infrequent or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or any merger, acquisition, disposition or consolidation after March 9, 2012);

(ii)
(A) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries and (B) the portion of net loss of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such person;

(iii)
gains or losses in respect of any sales or other dispositions of assets outside the ordinary course of business by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)
the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);
(v)
any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vi)
the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

(vii)
any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, Hedging Obligations or other derivative instruments (including any premiums paid);

(viii)
any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

(ix)
any unrealized gains or losses in respect of Currency Agreements;

(x)
(a) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (b) any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or any other merger, acquisition, disposition or consolidation;

(xi)
any income (or loss) from discontinued operations;

(xii)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(xiii)
to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(xiv)
any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(xv)
any goodwill or other intangible asset impairment charge;

(xvi)
effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions, the NES Transactions, the Neff Transactions, the BakerCorp Transactions, the BlueLine Transactions, the General Finance Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(xvii)
the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction; and

(xviii)
accruals and reserves established after (a) the consummation of the RSC Merger Transactions that were established as a result of the RSC Merger Transactions, (b) the consummation of the National Pump Transactions that are established as a result of the National Pump Transactions, (c) the consummation of the NES Transactions that are established as a result of the NES Transactions, (d) the consummation of the Neff Transactions that are established as a result of the Neff Transactions, (e) the consummation of the BakerCorp Transactions that are established as a result of the BakerCorp Transactions, (f) the consummation of the BlueLine Transactions that are established as a result of the BlueLine Transactions, (g) the consummation of the General Finance Transactions that are established as a result of the General Finance Transactions and (h) the closing of any acquisition or investment required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:
(1)
minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2)
treasury stock;

(3)
cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(4)
Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Non-cash Charges” means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Credit Facility” means one or more debt facilities or agreements (including the ABL Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or other purchasers or to special purpose entities formed to borrow from such lenders or other purchasers against such receivables), notes, debentures, letters of credit, the issuance and sale of securities or other debt financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.
“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.
“Equity Offering” means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.
“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).
“Event of Default” has the meaning set forth under “—Events of Default” herein. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the ABL Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
“Existing Securitization Facility” means the receivables facility established pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, PNC Bank, National Association, as purchaser agent for itself and as a bank, MUFG Bank, Ltd., as a purchaser agent and as a bank, Truist Bank, as purchaser agent for itself and as a bank, The Toronto-Dominion Bank, as purchaser agent for itself and as a bank, and The Bank of Nova Scotia, as administrative agent, as a bank and as a purchaser agent, as amended, modified or supplemented from time to time, and the other Transaction Documents under and as defined therein.
“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $500.0 million, evidenced by a resolution of the Board of Directors of the Company.
“Foreign Subsidiary” means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.
“Foreign Subsidiary Holding Company” means any Subsidiary the primary assets of which consist of Capital Stock in (i) one or more Foreign Subsidiaries or (ii) one or more Foreign Subsidiary Holding Companies.
“Fuel Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.
“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the holders of the Notes.
“General Finance Acquisition” means the acquisition by the Company of General Finance Corporation contemplated by the Agreement and Plan of Merger, dated as of April 15, 2021, by and among the Company, UR Merger Sub VI Corporation and General Finance Corporation, as amended from time to time.
“General Finance Transactions” means (a) the General Finance Acquisition and (b) any other transactions contemplated in connection with the General Finance Acquisition and any other financing transactions in connection with the General Finance Acquisition.
“guarantee” means, as applied to any obligation:
(i)
a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(ii)
an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

The term “guarantee” used as a verb has a corresponding meaning.
“Guarantor” means Holdings and each Subsidiary Guarantor.
“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in the Indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.
“Holdings” means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.
“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

“Indebtedness” means, with respect to any person, without duplication:
(a)
the principal amount of all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

(b)
the principal amount of all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

(c)
all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

(d)
all Capitalized Lease Obligations of such person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such person;

(e)
all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

(f)
all guarantees of Indebtedness referred to in this definition by such Person;

(g)
all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

(h)
all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(i)
any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:
(x)
any holdback or escrow of the purchase price of property, services, businesses or assets; or

(y)
any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the issuer of such Redeemable Capital Stock.
“Interest Rate Protection Agreement” means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Interest Rate Protection Obligations” means the obligations of any person pursuant to any Interest Rate Protection Agreements.

“Investment” means, with respect to any Person, any loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Issue Date” means August           , 2021.
“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Maturity Date” means January 15, 2032.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“National Pump Acquisition” means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014, by and among the Company, United Rentals of Canada, Inc., LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., Gulfco Industrial Equipment, L.P. and the Owners named therein, as amended from time to time.
“National Pump Transactions” means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.
“Neff Acquisition” means the acquisition by the Company of Neff Corporation contemplated by the Agreement and Plan of Merger, dated as of August 16, 2017, by and among the Company, UR Merger Sub III Corporation and Neff Corporation, as amended from time to time.
“Neff Transactions” means (a) the Neff Acquisition, (b) the issuance of debt securities in connection with the Neff Acquisition and (c) any other transactions contemplated in connection with the Neff Acquisition and any other financing transactions in connection with the Neff Acquisition.
“NES Acquisition” means the acquisition of assets contemplated by the Agreement and Plan of Merger, dated as of January 25, 2017, by and among NES Rentals Holdings II, Inc., the Company, UR Merger Sub II Corporation and Diamond Castle Holdings, LLC, as the Stockholder Representative named therein, as amended from time to time.
“NES Transactions” means (a) the NES Acquisition, (b) the issuance of debt securities in connection with the NES Acquisition and (c) any other transactions contemplated in connection with the NES Acquisition and any other financing transactions in connection with the NES Acquisition.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.
“Permitted Liens” means:
(a)
any Lien existing as of the Issue Date;

(b)
Liens securing Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness secured by Liens pursuant to this clause (b) and then outstanding shall not exceed the greater of (i) $8.8 billion and (ii) 85.0% of Consolidated Net Tangible Assets;

(c)
any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the assumption of such Acquired Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such assumption (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(d)
Liens in favor of the Company or a Restricted Subsidiary;

(e)
Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

(f)
Liens for taxes not delinquent or statutory Liens for taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(g)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings or that would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries;

(h)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(i)
(A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(j)
judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k)
easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(l)
any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(m)
Liens securing Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(n)
Liens securing Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided that, the aggregate principal amount of all Indebtedness secured by Liens pursuant to this clause (n) at any time outstanding shall not exceed the greater of $780.0 million and 7.5% of Consolidated Net Tangible Assets, if such Indebtedness has been incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(o)
Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(p)
Liens securing refinancing Indebtedness of:

(x)
the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge:

(A)
the Notes (to the extent such Notes have been secured pursuant to the covenant described under “—Limitation on Liens”),

(B)
any Existing Indebtedness secured by Liens,

(C)
any Acquired Indebtedness secured by Liens pursuant to clause (c) of this definition; or

(D)
any Indebtedness secured by Liens pursuant to clauses (dd) or (ee) of this definition; and

(y)
any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge:

(A)
the Notes (to the extent such Notes have been secured pursuant to the covenant described under “—Limitation on Liens”),

(B)
any Existing Indebtedness secured by Liens,

(C)
any Acquired Indebtedness secured by Liens pursuant to clause (c) of this definition; or

(D)
any Indebtedness secured by Liens pursuant to clauses (dd) or (ee) of this definition; provided, however, that:

(1)
the principal amount of Indebtedness secured by a Lien pursuant to this clause (p) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder; and
(2)
in the case of Indebtedness incurred by the Company secured by Liens pursuant to this clause (p) to refinance Subordinated Indebtedness, such Indebtedness;

(I)
has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(II)
has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes issued under the Indenture;

(q)
Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(r)
Liens securing Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(s)
customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(t)
any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Indenture;

(u)
Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the Indenture;

(v)
Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x)
any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y)
Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(z)
Liens created in favor of the Trustee for the Notes as provided in the Indenture;

(aa)
Liens arising by operation of law in the ordinary course of business;

(bb)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc)
Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd)
Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of $780.0 million and 7.5% of Consolidated Net Tangible Assets; and

(ee)
Liens securing Indebtedness; provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), no Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 4.25:1.00.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ee) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (ee) above and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.
If any Lien securing Indebtedness is incurred in connection with the refinancing of Indebtedness and the Lien securing the Indebtedness being refinanced was initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Net Tangible Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Net Tangible Assets restriction to be exceeded if calculated based on the Consolidated Net Tangible Assets on the date of such refinancing, such percentage of Consolidated Net Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. The principal amount of Indebtedness outstanding secured by Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.
“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, consolidation or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third-party financing (it being understood that a “marketing period” or similar concept is not a financing condition), (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividends or distributions on, or redemptions of, Capital Stock requiring irrevocable notice in advance thereof.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.
“Quotation Agent” means a Reference Treasury Dealer selected by the Company.
“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivables Securitization Transaction” means any sale, discount, assignment, conveyance, participation, contribution to capital, grant of security interest in, pledge or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.
“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock shall not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or an “asset sale.”
“Reference Treasury Dealer” means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“RS Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).
“RSC Merger” means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.
“RSC Merger Transactions” means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.’s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the ABL Credit Agreement in connection with the RSC Merger, (f) the amendment and increase of the ABL Credit Agreement in connection with the RSC Merger, (g) the amendment and refinancing of the Existing Securitization Facility in connection with the RSC Merger and (h) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.
“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.
“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its

Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Transaction” means an Equipment Securitization Transaction or a Receivables Securitization Transaction.
“Senior Secured Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”), treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation.
The Senior Secured Indebtedness Leverage Ratio shall be calculated after giving pro forma effect to:
(a)
the incurrence, repayment, defeasance, retirement or discharge of any Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter period for which such facility was outstanding (or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period)); and

(b)
any sale or other disposition of assets (including any disposal, abandonment or discontinuance of operations), other than in the ordinary course of business, or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the chief financial officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.
If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Issue Date.
“Special Purpose Vehicle” means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.
“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.
“Subordinated Indebtedness” means, with respect to a person, Indebtedness of such person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a guarantee of the Notes by such person, as the case may be, pursuant to a written agreement to that effect.
“Subsidiary” means, with respect to any person:
(i)
a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

(ii)
any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions).

For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.
“Subsidiary Guarantors” means each of the Company’s Domestic Restricted Subsidiaries that executes a subsidiary guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.
“Transactions” means the issuance of the Notes and the Guarantees.
“Unrestricted Subsidiary” means (a) United Rentals Receivables LLC II and any other Special Purpose Vehicles and (b) each Subsidiary of the Company designated as such by the Company from time to time; provided that a Subsidiary shall only be designated as an Unrestricted Subsidiary pursuant to this clause (b) if the Company has also designated such Subsidiary as an “Unrestricted Subsidiary”(or any substantially similar designation) pursuant to the ABL Credit Agreement and any debt securities of the Company then outstanding that provides for designation of an “Unrestricted Subsidiary” or a substantially similar term. As of the Issue Date, United Rentals Receivables LLC II is the only Unrestricted Subsidiary. The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of the Indenture at any time if the Company has also designated such Subsidiary as a “Restricted Subsidiary” (or any substantially similar designation) pursuant to the ABL Credit Agreement and any debt securities of the Company then outstanding that provides for designation of a “Restricted Subsidiary” or a substantially similar term.
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which are unconditionally guaranteed as full faith and credit obligations of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material United States federal income tax consequences of owning the notes we are offering. This discussion applies to you only if you acquire the notes in the offering and hold them as capital assets for United States federal tax purposes. Except as specifically noted, this section does not address any United States federal taxation other than income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•
a dealer in securities,

•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•
a bank or other financial institutions,

•
an insurance company,

•
a retirement plan,

•
a partnership or other pass-through entity for United States federal income tax purposes or an investor in such entity,

•
a tax-exempt organization,

•
a U.S. expatriate,

•
a regulated investment company,

•
a real estate investment trust,

•
a person that owns the notes that are a hedge or that are hedged against interest rate risks,

•
a person that owns the notes as part of a straddle or conversion transaction for tax purposes,

•
a person that purchases or sells the notes as part of a wash sale for tax purposes, or

•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase the notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.
This section is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code (“Treasury regulations”), published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership (or other entity or arrangement treated as a partnership) holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.
Please consult your own tax advisor concerning the consequences of owning the notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
Effect of Certain Contingencies
As described in the sections titled “Description of the Notes—Change of Control,” we may be obligated to make an additional payment on the notes in excess of the stated interest and principal on the notes. This contingency may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Although the matter is not free from doubt, we intend to take the position that there is no more than a remote chance that a Change of Control will occur, and the notes should accordingly not be treated as contingent payment debt instruments because the possibility of the additional payment. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with your method of accounting for United States federal income tax purposes. If the Internal Revenue Service (“IRS”) successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, a portion of the gain recognized on a sale, retirement or redemption of the notes. You are urged to consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of the notes and you are, for United States federal income tax purposes:
•
an individual citizen or resident of the United States,

•
a corporation or an entity treated as a corporation organized under the laws of the United States, any state thereof or the District of Columbia,

•
an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.
Payments of Interest
You will be taxed on the stated interest on the notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes.
Sale, Retirement or Redemption of the Notes
You will generally recognize capital gain or loss on the sale, retirement or redemption of the notes in an amount equal to the difference between the amount you realize on the sale, retirement or redemption, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your adjusted tax basis in the notes. Your adjusted tax basis in the notes will generally be its cost to you. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.
Non-United States Holders
This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of the notes and you are, for United States federal income tax purposes:
•
a nonresident alien individual,

•
a foreign corporation, or

•
an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the notes.

If you are a United States holder, this subsection does not apply to you.

Withholding Taxes
Subject to the discussions of FATCA withholding and backup withholding below, payments of principal, premium and interest on the notes generally will not be subject to U.S. withholding taxes.
However, for the exemption from U.S. withholding taxes to apply to you, you must meet one of the following requirements:
•
You provide a completed IRS Form W-8BEN, W-8BEN-E or substitute form to the bank, broker or other intermediary through which you hold your notes. The form you provide contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a United States holder.

•
You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a United States holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a United States or non-United States entity, (2) is acting out of a non-United States branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the United States tax withholding rules under specified procedures.

•
You are entitled to an exemption from withholding tax on interest under an income tax treaty between the United States and your country of residence. To claim this exemption, you must generally provide a completed IRS Form W-8BEN or W-8BEN-E and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•
The interest income on the notes is effectively connected with your conduct of a trade or business in the United States and is not exempt from United States federal income tax under an income tax treaty. To claim this exemption, you must provide a completed IRS Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you may be subject to U.S. withholding tax under any of the following circumstances:
•
The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•
The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•
An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your IRS Form W-8BEN, W-8BEN-E or other documentary information concerning your status to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes—the qualified intermediary will not generally forward this information to the withholding agent.

•
You actually or constructively own 10% or more of the voting stock of URNA, are a “controlled foreign corporation” with respect to URNA, or are a bank making a loan in the ordinary course of its business. In these cases, you generally will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the United States, as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on IRS Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.
The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale, Retirement or Redemption of the Notes
If you sell the notes or they are retired or redeemed, you will not be subject to United States federal income tax on any gain unless one of the following applies:
•
The gain is effectively connected with your conduct of a trade or business in the United States.

•
You are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the notes, and certain other conditions are satisfied.

•
A portion of the amount you receive upon a sale, retirement or redemption represents accrued but unpaid interest, in which case the rules for interest (discussed under “— Withholding Taxes” above) would apply to such portion.

United States Trade or Business
If you hold your notes in connection with a trade or business that you are conducting in the United States:
•
Any interest on the notes, and any gain from disposing of the notes, generally will be subject to income tax as if you were a United States holder.

•
If you are a corporation, you may be subject to a 30% “branch profits tax” on your earnings that are connected with your United States trade or business, including earnings from the notes. The branch profits tax may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes
The notes held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:
•
the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of URNA entitled to vote at the time of death; and

•
the income on the notes would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% United States federal withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold the notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your notes. In addition, we and other payors are required to report to the IRS any payment of proceeds of a sale or redemption of your notes before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns or you fail to provide a certification under penalty of perjury that you are not subject to backup withholding.

In general, if you are a Non-United States holder, we and other payors are required to report payments of interest on your notes on IRS Form 1042-S. Payments of principal, premium or interest made by us and other payors to you will otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-United States Holders—Withholding Taxes” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from a sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment was made to a non-United States person.
In general, payment of the proceeds from a sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to an address in the United States or (iii) the sale has certain other specified connections with the United States.
Backup withholding is not an additional tax. You generally may obtain a refund or credit against your United States federal income tax liability of any amounts withheld under the backup withholding rules by timely furnishing the required information with the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions in the underwriting agreement dated the date hereof among us and the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of the notes indicated in the following table.
Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$
BofA Securities, Inc.
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
MUFG Securities Americas Inc.
Barclays Capital Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Truist Securities, Inc.
TD Securities (USA) LLC
PNC Capital Markets LLC
Total		$750,000,000
Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then they are obligated to purchase all of the notes.
The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering price. The underwriters may offer and sell the notes through certain of their affiliates.
We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts and commissions, will be approximately $2 million.
We expect that delivery of the notes will be made against payment therefor on or about August           , 2021, which will be the tenth business day following the date of pricing of the notes, or “T+10.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
In connection with this offering and in compliance with applicable law, the underwriters may engage in over-allotment, stabilizing and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•
The underwriters may also effect transactions which stabilize, maintain or otherwise affect the market price of the notes at levels above those which might otherwise prevail in the open market.

•
Such transactions may include placing bids for the notes or effecting purchases of the notes for the purpose of pegging, fixing or maintaining the price of the notes.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the notes sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.
The notes are offered for sale only in those jurisdictions where it is legal to offer them.
There is no public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system. The underwriters have advised us that, following completion of the offering of the notes, they intend to make a market in the notes, as permitted by applicable law. They are not obligated, however, to make a market in the notes, and may discontinue any market-making activities at any time without notice, in their sole discretion. If any of the underwriters ceases to act as a market-maker for the notes for any reason, there can be no assurance that another firm or person will make a market in the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for these notes.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.
Conflicts of Interest
In the ordinary course of their business, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and financial advisory transactions with us and our affiliates for which they received or will receive customary fees and expenses. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Certain of the underwriters or their affiliates may hold a portion of the 5 7∕8% Senior Notes due 2026 being redeemed. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds of the offering. Affiliates of BofA Securities, Inc. are the agent, U.S. swingline lender, Canadian swingline lender, ROW swingline lender, French swingline lender, ANZ Swingline Lender and letter of credit issuer under the ABL Facility; affiliates of BofA Securities, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are joint lead arrangers and joint bookrunners under the ABL Facility; and affiliates of Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., Truist Securities, Inc., PNC Capital Markets LLC and TD Securities (USA) LLC are Co-Documentation Agents under the ABL Facility. An affiliate of Scotia Capital (USA) Inc. is the administrative agent under our accounts receivable securitization facility. In addition, certain affiliates of each of the underwriters are lenders under the ABL Facility and/or under our accounts receivable securitization facility. From time to time, certain of our underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Moreover, the underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the trustee.
As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to temporarily repay indebtedness owed under the ABL Facility, and Wells Fargo Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. or their respective affiliates therefore may receive more than 5% of the net proceeds from this offering through the repayment of such debt, creating a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121, which requires that a “qualified independent underwriter,” as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. Truist Securities, Inc. has agreed to act as a “qualified independent underwriter” for this offering. Truist Securities, Inc. will not receive any additional compensation for acting as a qualified independent underwriter. We have agreed to indemnify Truist Securities, Inc. against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations under FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (i) persons who are outside the UK, or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, “the Order”), or (iii) high net worth companies, unincorporated associations and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to relevant persons, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.
Each underwriter has agreed that:
A.
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

B.
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers (other than individuals) purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
VALIDITY OF SECURITIES
The validity of the notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
United Rentals, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
United Rentals (North America), Inc.
Unsecured Debt Securities
Secured Debt Securities
(and guarantees thereon)

United Rentals, Inc. (“Holdings”) may, from time to time, offer and sell senior debt securities, common stock, preferred stock and warrants. United Rentals (North America), Inc. (“URNA”) may, from time to time, offer and sell senior secured, senior unsecured and senior subordinated debt securities, and Holdings will, and certain of URNA’s subsidiaries including United Rentals (Delaware), Inc., United Rentals Highway Technologies Gulf, LLC and United Rentals Realty, LLC may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities, preferred stock and warrants of Holdings and the debt securities of URNA may be convertible into, or exercisable or exchangeable for, common stock, preferred stock or other securities of Holdings. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
The common stock of Holdings is traded on the New York Stock Exchange under the symbol “URI.” On July 29, 2021, the closing sale price of our common stock on the New York Stock Exchange was $322.46 per share.
You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.
Investing in our securities involves certain risks. See the section titled “Risk Factors” beginning on page 5 of this prospectus and on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 30, 2021.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS RESPECTIVE DATE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet website at http://www.sec.gov.
We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet website listed above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on January 27, 2021;

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 28, 2021;

(3)
Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on July 28, 2021;

(4)
Current Reports on Form 8-K filed on April 16, 2021 (Item 1.01 only), May 7, 2021, May 25, 2021, June 25, 2021 and July 2, 2021.

(5)
The description of our capital stock contained in a registration statement filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

(6)
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.
When we refer to “United Rentals,” the “Company,” “we,” “our” or “us” in this prospectus, we mean Holdings and its consolidated subsidiaries unless otherwise specified and unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS
We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled “Risk Factors” below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

THE COMPANY
United Rentals is the largest equipment rental company in the world, with an integrated network of 1,332 rental locations as of June 30, 2021. We primarily operate in the United States and Canada, and have a limited presence in Europe, Australia and New Zealand. In 2020 and the six months ended June 30, 2021, we generated total revenue of $8.5 billion and $4.3 billion, including $7.1 billion and $3.6 billion of equipment rental revenue, respectively.
As of June 30, 2021, our fleet of rental equipment included approximately 745,000 units. The total original equipment cost of our fleet, based on the initial consideration paid, was $15.1 billion as of June 30, 2021. The fleet includes:
•
General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment. In 2020, general construction and industrial equipment accounted for approximately 43 percent of our equipment rental revenue;

•
Aerial work platforms, such as boom lifts and scissor lifts. In 2020, aerial work platforms accounted for approximately 27 percent of our equipment rental revenue;

•
General tools and light equipment, such as pressure washers, water pumps and power tools. In 2020, general tools and light equipment accounted for approximately 8 percent of our equipment rental revenue;

•
Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2020, trench safety equipment accounted for approximately 6 percent of our equipment rental revenue;

•
Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2020, power and HVAC equipment accounted for approximately 9 percent of our equipment rental revenue;

•
Fluid solutions equipment, primarily used for fluid containment, transfer and treatment. In 2020, fluid solutions equipment accounted for approximately 7 percent of our equipment rental revenue; and

•
Mobile storage equipment and modular office space.   These products were introduced following our May 2021 acquisition of General Finance Corporation.

In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.
Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE
We may use this prospectus to offer from time to time:
•
Debt securities.   The debt securities may be senior debt securities or, in the case of URNA, senior secured, senior unsecured or senior subordinated debt securities. The debt securities may be convertible into, or exchangeable for, Holdings’ common stock, preferred stock or other securities. In the case of debt securities issued by URNA, Holdings will, and certain of URNA’s subsidiaries may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The senior unsecured debt securities of URNA will rank equally in right of payment with any of URNA’s other senior debt. The subordinated debt securities of URNA will be unsecured and will rank junior in right of payment and priority to any senior debt of URNA. URNA’s secured debt securities will rank equally in right of payment with, but will be effectively senior to, the senior unsecured debt securities of URNA to the extent of the value of the assets securing such debt.

•
Shares of common stock, par value $0.01 per share, of Holdings.

•
Shares of preferred stock, par value $0.01 per share, of Holdings. The preferred stock may be convertible into, or exchangeable for, other series of Holdings’ preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

•
Warrants.   These warrants may be issued by Holdings for the purchase of our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.
Please note that, in this section titled “Description of Debt Securities,” references to “we,” “our” and “us” refer either to Holdings or to URNA, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled “— Book-Entry, Delivery and Form.”
Debt Securities May Be Senior or Senior Subordinated and May Be Secured or Unsecured
Holdings and URNA may issue debt securities which, in the case of Holdings, will be senior unsecured debt securities and, in the case of URNA, may be senior secured, senior unsecured or senior subordinated debt securities. Neither the senior unsecured debt securities nor the senior subordinated debt securities will be secured by any property or assets of Holdings, URNA or any of their respective subsidiaries. Thus, by owning such debt security, you are an unsecured creditor of Holdings or URNA, as the case may be. As a result, such senior unsecured debt securities and senior subordinated debt securities will be structurally subordinate to the secured indebtedness of Holdings or URNA, as the case may be, including any senior secured debt securities, to the extent of the value of the applicable collateral. In addition, the debt securities may be convertible into, or exchangeable for, Holdings’ common stock, preferred stock or other securities.
The senior unsecured debt securities will be issued under the applicable senior debt indenture, as described below, and will rank equally with all the other senior unsecured and unsubordinated debt of Holdings or URNA, as the case may be.
The senior subordinated debt securities of URNA will be issued under the senior subordinated debt indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of URNA’s “senior indebtedness,” as defined in the senior subordinated debt indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of URNA’s most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on issuance of additional senior indebtedness. Holdings’ senior indebtedness will be structurally subordinate to the indebtedness of URNA and will be structurally subordinate to the indebtedness of the subsidiaries of URNA. URNA’s indebtedness is, and any additional indebtedness of URNA will be, structurally subordinate to the indebtedness of URNA’s subsidiaries (except to the extent such subsidiary guarantees and/or secures such indebtedness and solely to the extent of such guarantee and/or such collateral) and will be structurally senior to any indebtedness of Holdings (except to the extent URNA guarantees such indebtedness and solely to the extent of such guarantee).
When we refer to “senior debt securities,” we mean both the senior debt securities of Holdings and the senior debt securities (both secured and unsecured) of URNA, unless the context requires otherwise. When we refer to “senior subordinated debt securities,” we mean the senior subordinated debt securities of URNA, unless the context requires otherwise. When we refer to “debt securities,” we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise.
Limitation of Pledges of Stock of Subsidiaries
The collateral for any secured debt securities shall include securities of a subsidiary of URNA only to the extent that URNA determines that the inclusion of such securities in the collateral will not result in

Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements or summarized financial information (and other non-financial information) of such subsidiary individually or on a combined basis to be filed with the SEC. The new Rule 13-02, which amended Rule 3-16 and became effective on January 4, 2021, does not require separate financial statements of a subsidiary to be filed with the SEC as a result of the pledge of the capital stock and other securities of such subsidiary. In the event that Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is amended or further amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements or summarized financial information (and other non-financial information) of any subsidiary of URNA due to the fact that such subsidiary’s capital stock or other securities secure any debt securities of URNA, then the capital stock or other securities of such subsidiary will automatically be deemed not to be part of the collateral securing the debt securities but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In such event, the notes collateral documents may be amended or modified, without the consent of any holder of secured debt securities, to the extent necessary to exclude such shares of capital stock or other securities that are so deemed to not constitute part of the collateral securing any debt securities of URNA.
In the event such subsidiary’s capital stock or other securities are deemed not to constitute a part of the collateral securing any debt securities of URNA as a result of any such amendment, modification or interpretation described in the preceding paragraph, and Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is further amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation, or any other law, rule or regulation is adopted, which would permit) such subsidiary’s capital stock or other securities to secure debt securities of URNA in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements or summarized financial information (and other non-financial information) of such subsidiary, then the capital stock of such subsidiary will automatically be deemed to be a part of the collateral securing any debt securities of URNA. In such event, the notes collateral documents may be amended or modified, without the consent of any holder of secured debt securities, to the extent necessary to add such shares of capital stock or other securities that are so deemed to constitute part of the collateral securing any debt securities of URNA.
The Senior Debt Indenture of Holdings
The senior debt securities of Holdings are governed by a document called an indenture. Each indenture is a contract between Holdings, as the issuer of the debt securities, and Wells Fargo Bank, National Association, which will initially act as trustee.
The trustee has two main roles:
•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “— Events of Default.”

•
Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities of Holdings, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.
The Senior Debt Indenture, the Senior Secured Debt Indenture and the Senior Subordinated Debt Indenture of URNA
The senior secured debt securities, senior unsecured debt securities and the senior subordinated debt securities of URNA are each governed by a document called an indenture — the senior secured debt indenture, in the case of the senior secured debt securities, the senior debt indenture, in the case of the senior unsecured debt securities, and the senior subordinated debt indenture, in the case of the senior subordinated debt securities. Each indenture is a contract between (i) URNA, as issuer of the debt securities, (ii) Holdings and certain subsidiaries of URNA, if applicable, as guarantors, and (iii) Wells Fargo Bank, National Association, which will initially act as trustee and, in the case of the senior secured debt securities, as the notes collateral agent. The indentures governing the debt securities of URNA are substantially identical, with certain exceptions such as the provisions relating to subordination, which are included only in the senior subordinated debt indenture, and certain provisions related to security, which are included only in the senior secured debt indenture.
Under each indenture, Holdings will, and certain subsidiaries of URNA may, fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of URNA’s obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Holdings and those subsidiaries of URNA will be subordinated to the senior indebtedness of Holdings or such subsidiary guarantor, as applicable, on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of URNA.
The prospectus supplement will describe any additional terms of the guarantee and will identify any subsidiary guarantors of those debt securities.
The trustee under each indenture has two main roles:
•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “— Events of Default.”

•
Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture, the guarantors or the trustee with respect to any debt securities of URNA, we mean the indenture under which those debt securities are issued, Holdings and any subsidiary guarantors of those debt securities and the trustee acting pursuant to that indenture.
We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. This section of the prospectus summarizes terms of the securities that apply generally to all series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, whether it be a series of the senior debt securities or senior subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section of the prospectus, please remember that the specific terms of the debt securities will be described in the accompanying prospectus supplement and that such description may modify or replace the general terms described in this section. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.
Principal Amount, Stated Maturity and Maturity
The “principal amount” of a debt security means the principal amount, plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security.

The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Terms Contained in the Prospectus Supplement
The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:
•
whether the issuer of the debt securities is Holdings or URNA;

•
the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•
whether the debt securities are secured or unsecured;

•
any limit on the aggregate principal amount of debt securities of such series;

•
the date or dates on which the principal of any debt securities is payable;

•
the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

•
the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•
the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

•
any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

•
our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

•
if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

•
if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);
•
if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

•
that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

•
any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•
any addition to, elimination of or other change in the covenants which applies to any debt securities of the series;

•
if the debt securities may be converted into, or exchanged for, common or preferred stock or other securities of Holdings, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the number of shares of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Holdings’ common or preferred stock or such other securities;

•
in the case of debt securities issued by URNA, any additional terms of the guarantee and, if the debt securities are guaranteed by certain subsidiaries of URNA, the identity of the subsidiary guarantors; and

•
any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the prospectus supplement.
Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.
Certain Covenants
The indenture may include covenants of Holdings, URNA or any subsidiary guarantors, as the case may be. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Sale of Assets, Etc.
The indenture may restrict the ability of Holdings, URNA and/or certain of URNA’s subsidiaries to enter into certain transactions, including a transaction or series of transactions pursuant to which Holdings, URNA or certain of URNA’s subsidiaries merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons. The terms of any such restriction applicable to a series of debt securities will be set forth in the prospectus supplement.
Events of Default
The following will be “Events of Default” under the indenture:
(i)
default in the payment of the principal of, or premium (if any) on, any of the debt securities, when due and payable (at stated maturity, upon optional redemption, or otherwise), whether or not prohibited by the subordination provisions of the indenture, if any;

(ii)
default in the payment of an installment of interest on any debt security, when due and payable, for 30 days, whether or not prohibited by the subordination provisions of the indenture, if any;

(iii)
certain events relating to our bankruptcy, insolvency or reorganization;

(iv)
if applicable, any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid or Holdings or any of the subsidiary guarantors denies its liability under its guarantee (other than by reason of release of Holdings or the subsidiary guarantor in accordance with the terms of the indenture) and such event continues for 10 business days; and

(v)
if the debt securities are senior secured debt securities, any of the “notes collateral documents” (as defined in the senior secured debt indenture) shall cease for any reason to be in full force and effect (other than in accordance with its terms or the terms of such indenture), or URNA or a guarantor, in each case that is a party to any of the notes collateral documents shall so assert in writing, or (b) the lien created by any of the notes collateral documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the collateral (other than in connection with any termination of such lien in respect of any collateral as permitted by the indenture or by any of the notes collateral documents), and such failure of such lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days.

The prospectus supplement will specify any additional Events of Default with respect to a particular series of debt securities. If an Event of Default (other than an Event of Default covered by clause (iii) above) will occur and be continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding, by notice to the trustee and us, may declare the principal of, premium (if any) and accrued and unpaid interest (if any) on all of the outstanding debt securities due and payable immediately. If an Event of Default specified in clause (iii) above occurs and is continuing, then the principal of, and premium (if any) and accrued and unpaid interest (if any) on, all the outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities. After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities, by written notice to us and the trustee, may rescind such declaration if:
(i)
we have paid or deposited with the trustee a sum sufficient to pay:

(a)
all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

(b)
all overdue interest on all debt securities;

(c)
the principal of, and premium (if any) on, any debt securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debt securities; and

(d)
to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the debt securities which has become due otherwise than by such declaration of acceleration;

(ii)
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)
all Events of Default, other than the non-payment of the principal of, and premium (if any) and interest on, the debt securities that has become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive any past defaults under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.
No holder of any of the debt securities has any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless (i) such holder has previously given written notice to the trustee of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request to the trustee to institute such proceeding as the trustee under the debt securities and the indenture, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and (v) the trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding debt securities. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, or premium (if any) or interest on, such debt security on or after the respective due dates expressed in such debt security.
During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not an Event of Default will occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders will have offered to the trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.
If a default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will deliver to each holder of the debt securities notice of the default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a default or an Event of Default in payment of the principal of, or premium (if any) or interest on, any debt securities, the trustee may withhold the notice to the holders of such debt securities if the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities.
We are required to furnish to the trustee annual statements as to our performance of our obligations under the indenture and as to any default in such performance.
No Liability for Certain Persons
No director, officer, employee or stockholder of Holdings or URNA, nor any director, officer or employee of any subsidiary guarantor, as such, will have any liability for any obligations of Holdings, URNA or any such subsidiary guarantor, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:
(i)
either:

(a)
all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or repaid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)
all debt securities not theretofore delivered to the trustee for cancellation (except lost, stolen or destroyed debt securities which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year or will become due and payable within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for the principal of, and premium (if any) and interest on, the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)
we have paid all other sums payable under the indenture by us; and

(iii)
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers
From time to time, we, when authorized by a resolution of our or URNA’s Board of Directors, as applicable (the “Board”), the trustee and the notes collateral agent, as applicable, may, without the consent of the holders of any outstanding debt securities, enter into any additional or supplemental notes collateral documents, amend, waive or supplement the indenture, the notes collateral documents, the intercreditor agreement or the debt securities, as applicable, for certain specified purposes described in the applicable prospectus supplement, including, among other things, adding to our covenants or surrendering any right or power conferred upon us in the indenture, securing any of the debt securities, curing ambiguities, omissions, mistakes, defects or inconsistencies, qualifying (or maintaining the qualification of) the indenture under the Trust Indenture Act of 1939, adding guarantees or releasing or discharging guarantees in accordance with the terms of the indenture, providing for uncertificated notes in addition to or in place of certificated notes, making such provisions as necessary (as determined in good faith by us) for the issuance of additional notes or evidencing and providing for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof; provided, however, that such amendments, waivers or supplements do not adversely affect the rights of any holder of debt securities or release collateral from the lien of the indenture or the notes collateral documents. Other amendments and modifications of the indenture, the notes collateral documents, the intercreditor agreement or the debt securities may be made by us, the trustee and the notes collateral agent, if applicable, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities; provided, however, that, in regard to senior secured debt securities, without the consent of at least 75% in aggregate principal amount of secured notes then outstanding, an amendment, modification or waiver may not (a) effect a release of all or substantially all of the collateral from the liens securing the indenture obligations or (b) release any guarantor from any of its obligations under its guarantee or the indenture, and provided further that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
(i)
reduce the principal amount of, extend the stated maturity of or alter the redemption provisions of, any debt security;

(ii)
change the currency in which any debt security or any premium or the interest thereon is payable;

(iii)
reduce the percentage in principal amount of outstanding debt securities that must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt security or any guarantee;

(iv)
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities or any guarantee;

(v)
waive a default in payment with respect to the debt securities or any guarantee;

(vi)
reduce or change the rate or time for payment of interest on the debt securities;

(vii)
modify the terms upon which those debt securities are convertible into, or exchangeable for, Holding’s other securities in a manner adverse to the holders; or

(viii)
modify or change any provision in the indenture affecting the ranking of the debt securities or, in the case of debt securities entitled to the benefit of any guarantee, any guarantee in a manner adverse to the holders.

The Trustee
The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in the Trust Indenture Act of 1939), it must eliminate such conflict or resign.
Governing Law
The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.
Book-Entry, Delivery and Form
The debt securities will be issued in the form of one or more registered global debt securities (the “Global Debt Securities”). The Global Debt Securities will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Debt Securities may not be exchanged for debt securities in certificated form except in the limited circumstances described below. See “— Exchange of Global Debt Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the Global Debt Securities will not be entitled to receive physical delivery of debt securities in certificated form.

Transfers of beneficial interests in the Global Debt Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(i)
upon deposit of the Global Debt Securities, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Debt Securities; and

(ii)
ownership interests in the Global Debt Securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Debt Securities).

Investors in the Global Debt Securities who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Debt Securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Debt Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Debt Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Debt Security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Debt Securities will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.
Payments in respect of the principal of, and premium (if any) and interest on, the Global Debt Securities will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the debt securities, including the Global Debt Securities, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:
(i)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Debt Securities or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Debt Securities; or

(ii)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Debt Securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the Global Debt Securities for debt securities in certificated form and to distribute such debt securities to its Participants.
Neither we, the trustee nor any agent of ours of the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Debt Securities for Certificated Debt Securities
Subject to certain conditions, a Global Debt Security is exchangeable for certificated debt securities in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:
(i)
DTC notifies us that it is unwilling or unable to continue as depository for the Global Debt Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we are unable to locate a qualified successor within 90 days;

(ii)
we, in our discretion, at any time determine not to have all the debt securities represented by the Global Debt Securities; or

(iii)
an Event of Default has occurred and is continuing.

Any Global Debt Security that is exchangeable as described above is exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as DTC will direct.
Same Day Settlement and Payment
We will make payments in respect of the debt securities represented by the Global Debt Securities (including principal, premium (if any) and interest) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Debt Security. We will make all payments of principal, premium (if any) and interest, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address.

DESCRIPTION OF HOLDINGS’ COMMON STOCK
The following description of Holdings’ common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our fifth amended and restated certificate of incorporation (our “certificate of incorporation”), our amended and restated by-laws (our “by-laws”) and applicable Delaware law.
General
Holdings is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.
As of July 26, 2021, there were 72,390,139 shares of Holdings’ common stock, $0.01 par value, outstanding. As of June 30, 2021, there were 5,111 shares of common stock reserved for issuance pursuant to options granted under our stock option plans.
The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Dividend Rights
Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds. However, Holdings has not paid dividends on its common stock since inception.
Voting Rights; Declassified Board
Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Pursuant to our certificate of incorporation, all directors are elected annually for one-year terms.
Liquidation Rights
Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.
No Redemption, Conversion or Preemptive Rights
Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable
When Holdings issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock
In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The Board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.
Certain Provisions in our Certificate of Incorporation and By-laws
Holdings’ certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) requiring advance notice of stockholder proposals; (iv) providing that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (v) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (vi) providing that the by-laws may be amended by the Board; and (vii) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.
Section 203 of the Delaware General Corporation Law
Holdings is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between Holdings and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Holdings outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•
the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing
Holdings’ common stock is traded on the New York Stock Exchange and trades under the symbol “URI.”
Transfer Agent
The transfer agent for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF HOLDINGS’ PREFERRED STOCK
The following description of Holdings’ preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.
General
Holdings is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.
Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preferred stock, our Board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Holdings.
Terms Contained in the Prospectus Supplement
The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:
•
the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•
the initial public offering price at which we will issue the preferred stock;

•
whether the shares will be listed on any securities exchange;

•
the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•
any voting rights;

•
any conversion rights;

•
any redemption or sinking fund provisions;

•
the amount of liquidation preference per share; and

•
any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.
No Preemptive Rights
The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable
When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.
Issuance of Preferred Stock
In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF WARRANTS
The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.
General
We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.
Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.
The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:
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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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the offering price;

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the aggregate number of warrants;

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whether the warrants or related securities will be listed on any securities exchange;

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the currency for which such warrants may be purchased;

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the date on which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

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the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

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the terms of the securities issuable upon exercise of those warrants;

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provisions for changes to or adjustments in the exercise price;

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whether the warrants will be issued in global or certificated form; and

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any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.
Antidilution Provisions
In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:
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the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

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the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

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any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

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any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.
Modification
We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:
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curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

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evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

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appointing a successor depositary, if the warrants are issued in the form of global securities;

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evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

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adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

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issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

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amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:
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changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

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shortens the time period during which the warrants may be exercised;

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otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

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reduces the number of unexercised warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets
Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:
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either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

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we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.
Replacement of Warrant Certificates
We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.
Title
We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and any applicable prospectus supplements:
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through underwriters or dealers;

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through agents;

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directly to purchasers; or

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through a combination of any such methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
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at a fixed price or prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.
The applicable prospectus supplement relating to the securities will set forth:
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the offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the proceeds to us, if any, from such sale;

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any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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any securities exchanges on which the securities may be listed.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

United Rentals (North America), Inc.
$750,000,000      % Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Morgan Stanley	BofA Securities	Wells Fargo Securities
Citigroup	Scotiabank	MUFG
Barclays	Deutsche Bank Securities	J.P. Morgan
Co-Managers
Truist Securities	TD Securities	PNC Capital Markets LLC
July   , 2021